EXHIBIT 4.1

EXECUTION VERSION

QGOG ATLANTIC / ALASKAN RIGS LTD.,

as Issuer,

ALASKAN STAR LTD.

and

STAR INTERNATIONAL DRILLING LIMITED,

as Guarantors,

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee, Registrar, Transfer Agent and Paying Agent,

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Collateral Agent,

and

DEUTSCHE BANK LUXEMBOURG S.A.,

as Luxembourg Paying Agent, Transfer Agent and Luxembourg Listing Agent

INDENTURE

Dated as of July 27, 2011

5.25% SENIOR SECURED NOTES DUE 2018

TABLE OF CONTENTS

ARTICLE 1

DEFINITIONS AND INCORPORATION

BY REFERENCE

2

3

EXHIBITS AND ANNEX

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF NOTATION OF GUARANTEE

4

INDENTURE dated as of July 27, 2011, among QGOG Atlantic / Alaskan Rigs Ltd., a business company limited by shares organized under the laws of the British Virgin Islands (the “Issuer”), Alaskan Star Ltd., a business company limited by shares organized under the laws of the British Virgin Islands (“Alaskan Star”), and Star International Drilling Limited, a limited liability company organized under the laws of the Cayman Islands (“Star International” and, together with Alaskan Star, the “Guarantors”), Deutsche Bank Trust Company Americas, as trustee (in such capacity, the “Trustee”), registrar, transfer agent and paying agent, Deutsche Bank Trust Company Americas, as collateral agent (in such capacity, the “Collateral Agent”) and Deutsche Bank Luxembourg S.A., as Luxembourg paying agent, transfer agent and Luxembourg listing agent.

The Issuer, the Guarantors, the Trustee, the Collateral Agent and the Luxembourg Paying Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 5.25% Senior Secured Notes due 2018 (the “Notes”):

ARTICLE 1

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01 Definitions.

“144A Global Note” shall mean a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acceptable Financial Institution” shall mean in the case of the proposed issuer of any Acceptable Letter of Credit, a commercial bank or insurance company located in an Organization for Economic Co-operation and Development member country having a credit rating of at least “A3” (or the then-equivalent grade) from Moody’s or “A-” (or the then-equivalent grade) from Standard & Poor’s or Fitch.

“Acceptable Letter of Credit” shall mean a standby letter of credit denominated in U.S. dollars and issued by an Acceptable Financial Institution, meeting the following requirements:

(i) amounts available under such letter of credit may be drawn on demand upon presentation of a drawing certificate executed by the Collateral Agent which may be delivered by facsimile or other method acceptable to the relevant Acceptable Financial Institution from time to time, at any time from time to time in whole or in part from the issue date thereof until the expiration thereof;

(ii) such letter of credit shall expire not earlier than one year from the date of issuance and shall provide that, if such letter of credit is not renewed not less than five Business Days prior to its date of expiration on identical terms, the Collateral Agent shall be entitled to draw all amounts then available under such letter of credit prior to its expiration date for deposit into the Offshore Retention Account, the Offshore Debt Service Reserve Account or the Offshore O&M Service Reserve Account;

(iii) the Collateral Agent, shall be named sole beneficiary under such letter of credit and entitled to draw amounts thereunder pursuant to its terms;

(iv) neither Guarantor nor the Issuer shall have any reimbursement or other obligation with respect to such letter of credit to the Acceptable Financial Institution issuing such letter of credit, and such

Acceptable Financial Institution shall have no claim or other rights against the Issuer or either Guarantor arising from the issuance, existence or performance of its obligations under such letter of credit, including any and all rights of subrogation, whether or not such claim, remedy or right arises in equity or under contract, statute or common law; and

(v) the obligations of the Acceptable Financial Institution under such letter of credit shall be absolute and unconditional, irrespective of any circumstance (other than the presentation of a drawing certificate).

“Acceptable Rating” shall mean with respect to any Person, instrument, security or investment, Investment Grade Rating or better.

“Accounts Agreements” shall mean, collectively, the Issuer Accounts Agreement and the Guarantor Accounts Agreement.

“Additional Project Document” shall mean any contract or agreement relating to the operation, maintenance, repair, financing or use of either of the Facilities entered into by the applicable Guarantor with any other Person subsequent to the Issue Date (including any contract(s) or agreement(s) entered into in substitution for any Project Document that has been terminated in accordance with its terms or otherwise); provided, that this definition shall not include any contracts or agreements relating to the operation and maintenance of the Drilling Rigs entered into by such Guarantor in the ordinary course of business involving, individually or in the aggregate, an amount equal to or less than US$20.0 million.

“Affected Property” shall mean, with respect to any Event of Loss, the Property of either Guarantor that is lost, destroyed, damaged, condemned (including, without limitation, through a Taking) or otherwise taken by another Person as a result of such Event of Loss.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

“Agent” shall mean any Registrar, co-registrar, Paying Agent or additional paying agent.

“Alaskan Star Assignment of Insurances” shall mean the Assignment of Insurances entered into or to be entered into by and among Alaskan Star, the Operating Company and the Collateral Agent.

“Alaskan Star Charter Agreement” shall mean the Charter Agreement relating to the Alaskan Star Drilling Rig, entered into on April 29, 1998 (as amended, restated and supplemented from time to time) by and between Star International and Petrobras.

“Alaskan Star Collateral” shall mean all Property that, in accordance with the terms of the Alaskan Star Security Documents, is intended to be subject to any Lien in favor of the Secured Parties.

“Alaskan Star Conditional Assignment of Contract” shall mean the Agreement for Conditional Assignment of Contract entered into or to be entered into among the Operating Company, the Collateral Agent, and, as intervening parties, Star International and the Issuer, with respect to the Alaskan Star Services Agreement.

“Alaskan Star Existing Credit Agreement” shall mean the Project Loan Agreement, dated as of November 18, 2008 (as amended, restated and supplemented from time to time), among Alaskan Star, ING Bank N.V., as co-ordinator, facility agent and security trustee and the financial institutions from time to time party thereto as lenders.

“Alaskan Star Mortgage” shall mean the Panamanian law mortgage entered into or to be entered into by and between Alaskan Star and the Collateral Agent.

“Alaskan Star Offshore Security Agreement” shall mean the Alaskan Star Offshore Security Agreement entered into or to be entered into by and between Alaskan Star and the Collateral Agent.

“Alaskan Star Security Documents” shall mean, collectively, the Alaskan Star Mortgage, the Alaskan Star Offshore Security Agreement and the Alaskan Star Share Pledge Agreement.

“Alaskan Star Services Agreement” shall mean the Services Agreement, relating to the Alaskan Star Drilling Rig, entered into on April 29, 1998 (as amended, restated and supplemented from time to time) by and among the Operating Company, Star International and Petrobras.

“Alaskan Star Share Pledge Agreement” shall mean the share charge entered into or to be entered into by and between the Sponsor and the Collateral Agent.

“Applicable Procedures” shall mean, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Reorganization” shall mean the transfer by Star International to one or more wholly-owned Subsidiaries of the Sponsor of the Transferred Assets, to be accomplished after the Issue Date.

“Assignments of Insurances” shall mean the Alaskan Star Assignment of Insurances and the Atlantic Star Assignment of Insurances.

“Atlantic Star Assignment of Insurances” shall mean the Assignment of Insurances entered into or to be entered into by and among Star International, the Operating Company and the Collateral Agent.

“Atlantic Star Charter Agreement” shall mean the Charter Agreement, relating to the Atlantic Star Drilling Rig, entered into on April 29, 1998 (as amended, restated and supplemented from time to time) by and between Star International and Petrobras.

“Atlantic Star Conditional Assignment of Contract” shall mean the Agreement for Conditional Assignment of Contract entered into or to be entered into among the Operating Company, the Collateral Agent, and, as intervening parties, Star International and the Issuer, with respect to the Atlantic Star Services Agreement.

“Atlantic Star Existing Credit Agreement” shall mean the Credit Agreement, dated as of May 24, 2006 (as amended, restated and supplemented from time to time), among Star International, WestLB AG, New York Branch, as administrative and collateral agent, and the financial institutions from time to time party thereto as lenders.

“Atlantic Star Mortgage” shall mean the Bahamian law mortgage entered into or to be entered into by and between Star International and the Collateral Agent.

“Atlantic Star Offshore Security Agreement” shall mean the Atlantic Star Offshore Security Agreement entered into or to be entered into by and between Star International and the Collateral Agent.

“Atlantic Star Services Agreement” shall mean the Services Agreement, relating to the Atlantic Star Drilling Rig, entered into on April 29, 1998 (as amended, restated and supplemented from time to time) by and among the Operating Company, Star International and Petrobras.

“Atlantic Star Share Pledge Agreement” shall mean the share mortgage entered into or to be entered into by and between the Sponsor and the Collateral Agent.

“Atlantic Star Supplement to Mortgage” shall mean the Supplement to Mortgage entered into or to be entered into by and between Star International and the Collateral Agent.

“Authorized Officer” shall mean (i) with respect to any Person that is a corporation or a limited liability company, the Chairman, President, any Vice President, director or Secretary of such Person and (ii) with respect to any Person that is a partnership, the President, any Vice President or Secretary (or Assistant Secretary) of a general partner or managing partner of such Person, in each case whose name appears on a certificate of incumbency of such Person delivered in accordance with the terms of this Indenture, as such certificate may be amended from time to time.

“Balloon Amount” shall mean an amount equal to the amount of principal under the Notes described opposite the line entitled “Balloon Payment” in the amortization schedule set forth in the Notes, as adjusted from time to time as a result of any redemption of the Notes or purchases of the Notes pursuant to an Offer to Purchase in accordance with the terms of this Indenture.

“Bankruptcy Law” shall mean the United States Federal Bankruptcy Code of 1978, the Brazilian Federal Law No. 11.101, of February 9, 2005, as amended, and any other Law of any jurisdiction relating to bankruptcy, insolvency, liquidation, reorganization, moratorium, winding-up or composition or readjustment of debts or any similar Law.

“Bareboat Charter Agreement” shall mean the Charterparty by way of Demise, dated as of November 18, 2008, by and between Star International and Alaskan Star (as amended from time to time).

“Beneficial Owner” shall have the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Brazil” shall mean the Federative Republic of Brazil.

“Business Day” shall mean a day (other than a Saturday or Sunday) on which banks are open for domestic and foreign exchange business in New York and Rio de Janeiro.

“Capital Lease Obligations” shall mean, for any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under IFRS and, for purposes hereof, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with IFRS.

“Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations and/or rights in or other equivalents (however designated, whether voting or nonvoting, ordinary or preferred) in the equity or capital of such Person, now or hereafter outstanding, and any and all rights, warrants or options exchangeable for or convertible into any thereof.

“Cash Equivalents” shall mean

(i) certificates of deposit, maturing within one (1) year after the relevant date of calculation or payable on demand, issued by a commercial bank located in an Organization for Economic Cooperation and Development member country or Brazil which has an Acceptable Rating;

(ii) any investment in readily marketable debt obligations issued or guaranteed by (i) the government of the United States, the United Kingdom or Brazil, (ii) an instrumentality or agency of the government of any of them having an equivalent credit rating, maturing within one (1) year after the relevant date of calculation and not convertible or exchangeable to any other security or (iii) an instrumentality or agency of such government having an equivalent credit rating;

(iii) open market commercial paper (except for any open market commercial paper issued by any member of the Queiroz Galvão Group):

(a)	for which a recognized trading market exists;

(b)	issued by an issuer incorporated in the United States, or any of Canada, France, Germany or the United Kingdom;

(c)	which matures within one (1) year after the relevant date of calculation;

(d)	which has a credit rating of either “A-1” (or the then-equivalent grade) or higher by S&P, “P-1” (or the then-equivalent grade) or higher by Moody’s or “F1” (or the then- equivalent grade) by Fitch; and

(e)	in an aggregate amount of no more than $5,000,000 (or the equivalent thereof in any other currency) per issuer outstanding at any time;

(iv) overnight investments in any investment portfolio having an Acceptable Rating; and

(v) any other instruments, securities or investment having an Acceptable Rating and approved by the Trustee (upon instructions of Majority Holders),

provided, however, that if any of the items referred to in the foregoing provisions of this definition is not at any relevant time treated as cash equivalents or short term marketable securities by IFRS, then that item shall, for all purposes, not be included in this definition.

“Cash Flow” shall mean for a Guarantor, for any period, the excess (if any) of (i) Project Revenues which are deposited into the Offshore Proceeds Account relating to such Guarantor’s Drilling Rig during such period minus (ii) the sum of (x) the aggregate of the O&M Monthly Expense Amounts relating to such Guarantor’s Drilling Rig for each of the calendar months occurring during such period plus (y) taxes paid by such Guarantor on Project Revenues during such period.

“Change of Control” shall mean, at any time, the Permitted Holders ceasing to be the “beneficial owners” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause the Permitted Holders shall be deemed to have “beneficial ownership” of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock (as defined below) in the aggregate of more than 50% of the total voting power of the Voting Stock of any of the Issuer or the Guarantors.

“Charter Agreements” shall mean, collectively, the Atlantic Star Charter Agreement, the Alaskan Star Charter Agreement and the Bareboat Charter Agreement.

“Clearstream” shall mean Clearstream Banking, S.A.

“Collateral” shall mean all Property that, in accordance with the terms of the Security Documents, is intended to be subject to any Lien in favor of the Secured Parties.

“Comparable Treasury Issue” shall mean the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining period until the final maturity date of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining period until the final maturity date of the Notes.

“Comparable Treasury Price” shall mean, with respect to any redemption date (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated Cash Flow” shall mean, for any period, the aggregate Cash Flow for such period for the Guarantors on a combined basis.

“Consolidated Historical Debt Service Coverage Ratio” shall mean, with respect to any Semester Date, for the relevant period, the ratio of:

(i) the Consolidated Cash Flow for such period, to

(ii) Debt Service for such period; provided that, for purposes of determining Consolidated Cash Flow for such calculation, any payment made by Petrobras under the Atlantic Star Charter Agreement and the Alaskan Star Charter Agreement received in the month prior to the due date for such payment shall be deemed paid in the month when due;

“Consolidated Historical Debt Service Coverage Statement” shall mean a calculation of the Consolidated Historical Debt Service Coverage Ratio for the relevant period certified by an Authorized Officer of either Guarantor together with supporting data in reasonable detail.

“Constellation” shall mean Constellation Overseas Ltd., a company incorporated in the British Virgin Islands.

“Constellation Intercompany Debt” shall mean any loans extended by Constellation to Star International and Alaskan Star and any other amounts payable by Star International and Alaskan Star to Constellation or Constellation Services, in each case outstanding on the Issue Date.

“Constellation Management Agreement” shall mean the Management Agreement, dated as of November 17, 2008 (as amended, restated and supplemented from time to time), among Star International, Alaskan Star and Constellation Services.

“Constellation Services” shall mean Constellation Services Ltd., a company organized and existing in accordance with the laws of the British Virgin Islands.

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the Net Worth or solvency of the primary obligor, (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Constellation Receivables Offset Distribution” shall mean dividends payable by Star International to Constellation in the aggregate amount of US$168.9 million to be declared after March 31, 2011, which shall be paid by means of a set-off against certain receivables from Constellation in the same amount.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.01 hereof or such other address as to which the Trustee may give notice to the Issuer.

“Custodian” shall mean the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Debt Service” shall mean, for any period, the sum of (i) all amounts of principal scheduled (i.e., without having regard to any increase due to any amount of principal being paid or being required to be paid prior to its original scheduled due date (whether as a result of any prepayment (voluntary or otherwise), a Deferral Event or any Event of Default) to be payable by the Issuer pursuant to the terms and conditions of the Financing Documents in respect of the Notes during such period plus (ii) all amounts payable in respect of Interest Expense for such period.

“Default” shall mean any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Deferral Event” shall have the meaning given to such term in the Notes.

“Definitive Note” shall mean a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” shall mean, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Disposition” shall mean any sale, transfer or other disposition by either Guarantor to any Person of any Property other than cash or Permitted Investments.

“Disqualified Stock” shall mean any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of such Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of such Capital Stock, in whole or in part, on or prior to the date that is 91 days after the original Stated Maturity of the Notes.

“Distribution Date” shall mean the tenth Business Day following each Semi-Annual Payment Date occurring prior to the final maturity date of the Notes (as such date may be extended pursuant to the terms of this Indenture and the Notes).

“Dollars” and the symbol “$” shall each mean freely transferable, lawful money of the United States.

“Drilling Rigs” shall mean, collectively, (i) the Pentagone 90 design, semi-submersible drilling rig manufactured by C.F.E.M. in 1976 (the “Atlantic Star Drilling Rig”) and (ii) the L-900 design, Pacesetter type, semi-submersible drilling rig manufactured by Mitsubishi Heavy Industries in 1976 (the “Alaskan Star Drilling Rig”).

“Environmental Claim” shall mean, with respect to any Person, (i) any notice, claim, administrative, regulatory or judicial or equitable action, suit, Lien, judgment or demand by any other Person or (ii) any other written communication by any Governmental Authority, in either case alleging or asserting such Person’s liability for investigatory costs, clean-up costs, consultants’ fees, governmental response costs, damages to natural resources (including, without limitation, wetlands, wildlife, aquatic and terrestrial species and vegetation) or other Property, property damages, personal injuries, fines or penalties arising out of, based on or resulting from (x) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person or (y) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or any Governmental Approval issued under any Environmental Law.

“Environmental Laws” shall mean any and all applicable Laws, now or hereafter in effect, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, human health or safety, or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or toxic or hazardous substances or wastes.

“Equity Interests” shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” shall mean Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Event of Loss” shall mean, with respect to any Property of either Guarantor, (i) any loss of, destruction of or damage to such Property, (ii) any condemnation (including, without limitation, a Taking) or other taking of, such Property and (iii) any settlement or sale directly attributable to, and in lieu of, clause (ii) above.

“Excess Disposition Proceeds” shall mean any Net Disposition Proceeds not applied or invested as provided in Section 4.10(b) hereof.

“Excess Loss Proceeds” shall mean any Net Available Amount received by or on behalf of a Guarantor as a result of any Event of Loss that is not applied to Restore (or reimburse the Sponsor for the costs of Restoration of) the Affected Property (or committed for Restoration by such Guarantor) within 180 days of the occurrence of such Event of Loss.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Existing Project Finance Collateral” shall mean all Property that, in accordance with the terms of the Existing Project Financing Documents, is intended to be subject to any Lien of the Existing Project Finance Secured Parties securing the Existing Project Finance Obligations.

“Existing Project Finance Obligations” shall mean at any date all Indebtedness and other obligations of the Guarantors payable on such date to the Existing Project Finance Secured Parties under the Existing Project Financing Documents.

“Existing Project Finance Secured Parties” shall mean the “Secured Parties,” as such term is defined in the Atlantic Star Existing Credit Agreement and the Alaskan Star Existing Credit Agreement.

“Existing Project Financing Documents” shall mean, collectively, the (i) Atlantic Star Existing Credit Agreement, (ii) the Alaskan Star Existing Credit Agreement, (iii) each Loan Document (as such term is defined in the credit agreement referred to in clause (i)) and (iv) each Facility Document (as such term is defined in the credit agreement referred to in clause (ii)).

“Expropriation Event” shall mean (a) any condemnation, nationalization, seizure or expropriation by a Governmental Authority of all or a substantial portion of the Facilities or the Property in its entirety of either Guarantor or of its Capital Stock, (b) any assumption by a Governmental Authority of control of all or substantially all of the (i) Facilities, (ii) Property, (iii) business operations of either Guarantor, or (iv) the Capital Stock of either Guarantor, (c) any taking of any action by a Governmental Authority for the dissolution or disestablishment of either Guarantor, or (d) any taking of any action by a Governmental Authority that would prevent either Guarantor from carrying on in all material respects its respective business operations or complying in all material respects with its respective Charter Agreements.

“Facilities” shall mean (i) the Drilling Rigs, (ii) all equipment necessary for the operation of the Drilling Rigs in accordance with the Charter Agreements and (iii) all other assets affixed to the Drilling Rigs, in each case owned by the Guarantors.

“Fair Market Value” shall mean, with respect to any Person, the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith (i) for any transaction amount in excess of $15.0 million, the board of directors or (ii) otherwise, an Authorized Officer, in each case of such Person (unless otherwise provided in this Indenture).

“Financing Documents” shall mean, collectively, the following documents:

(i)	this Indenture;

(ii)	the Notes;

(iii)	the Purchase Agreement;

(iv)	the Note Guarantees;

(v)	the Security Documents;

(vi)	the Intercompany Issuer Note; and

(vii)	each other agreement or instrument designated as a “Financing Document” by the Issuer and the Trustee.

“First Note Proceeds Utilization” shall have the meaning given to such term in the Issuer Accounts Agreement.

“Fitch” shall mean Fitch Ratings Inc. and its successors.

“Global Note Legend” shall mean the legend set forth in Section 2.06(f)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” shall mean, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Sections 2.01, 2.06(b)(iii), 2.06(b)(iv) or 2.06(d)(ii) hereof.

“Good Practices” shall mean the professional practices, methods, equipment, specifications and safety and output standards and industry codes mentioned in the Services Agreements and the Charter Agreements, with respect to the design, installation, operation, maintenance and use of equipment and similar or better machinery, all of the above in compliance with applicable standards of safety, output, dependability, efficiency and economy, including recommended practice of a good, safe, prudent and workman-like character and in compliance with all applicable Laws. Good Practices are not intended to be limited to the optimum or minimum practice or method to the exclusion of all others, but rather to be a spectrum of reasonable and prudent practices and methods as practiced in the offshore oil & gas industry.

“Governmental Approval” shall mean any authorization, consent, approval, license, ruling, permit, tariff, rate, certification, exemption, filing, variance, claim, order, judgment, decree, publication, notice to, declaration of or with, or registration by or with, any Governmental Authority.

“Governmental Authority” shall mean any government, governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body, domestic or foreign, federal, state or local, having jurisdiction over the matter or matters in question, including, without limitation, those in Brazil and the United States. For the avoidance of doubt, Petrobras shall not be considered as a Governmental Authority.

“Gross Disposition Proceeds” shall mean, with respect to any Disposition, the gross cash proceeds received from such Disposition (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received).

“Guarantee” shall mean a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantor Accounts Agreement” shall mean the Guarantor Collateral and Accounts Agreement entered into or to be entered into among Star International, Alaskan Star, the Offshore Accounts Bank, the Collateral Agent and the Trustee.

“Guarantor Collateral Accounts” shall have the meaning assigned to such term in the Guarantor Accounts Agreements.

“Hazardous Material” shall mean any substance that is regulated or could lead to liability under any Environmental Law, including, but not limited to, any petroleum or petroleum product, asbestos in any form that is or could become friable, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCB’s), hazardous waste, hazardous material, hazardous substance, toxic substance, contaminant or pollutant, as defined or regulated as such under any applicable Environmental Law.

“Holder” shall mean a Person in whose name a Note is registered.

“Hopelake” shall mean Hopelake Services Ltd., a limited liability company organized under the laws of the British Virgin Islands.

“Hopelake Acquisition” shall mean Hopelake’s acquisition of 100% of the Sponsor’s Equity Interests in the Guarantors, to be accomplished at the option of the Sponsor after the Issue Date.

“IAI Global Note” shall mean a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“IFRS” shall mean the International Financial Reporting Standards adopted by the International Accounting Standards Board, as consistently applied, as in effect from time to time.

“Indebtedness” of any Person shall mean (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with IFRS, would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any Property owned by such first Person, whether or not such Indebtedness has been assumed, (v) all Capital Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations and (vii) all Contingent Obligations of such Person; provided that Indebtedness shall not include trade payables arising in the ordinary course of business so long as such trade payables are payable within 180 days of the date the respective goods are delivered or the respective services are rendered and are not overdue.

“Indenture” shall mean this Indenture, as amended or supplemented from time to time.

“Independent Engineer” shall mean Noble Denton & Associates Serviços Marítimos Ltda., Okeanos B.V., Moduspec International Ltd. or any other internationally recognized independent engineering firm with relevant experience from time to time appointed by the Issuer.

“Independent Investment Banker” shall mean one of the Reference Treasury Dealers appointed by the Issuer.

“ Indirect Participant” shall mean a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Purchaser” shall have the meaning given to such term in the Purchase Agreement.

“Institutional Accredited Investor” shall mean an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Insurance Advisor” shall mean AON BankAssure Insurance Services or any other internationally recognized insurance advisor with relevant experience from time to time appointed by the Issuer.

“Insurance Proceeds” shall mean all amounts payable to the Guarantors, the Operating Company, as agent for the Guarantors, the Offshore Accounts Bank or the Collateral Agent in respect of any insurance required to be maintained (or caused to be maintained) pursuant to the terms of this Indenture.

“Intercompany Issuer Note” shall mean that certain promissory note, dated as of the Issue Date, made in favor of the Issuer by the Guarantors with economic terms substantially the same as the Notes.

“Interest Expense” shall mean, for any period, all interest on the Notes accrued or capitalized during such period (whether or not actually paid during such period) pursuant to the Financing Documents.

“Investment” in any Person shall mean, without duplication: (a) the acquisition (whether for cash, securities, other Property, services or otherwise) or holding of bonds, notes, debentures, partnership, Equity Interests or other ownership interests or other securities of such Person, or any agreement to make any such acquisition or to make any capital contribution to such Person; or (b) the making of any deposit with, or advance, loan or other extension of credit to, such Person.

“Investment Grade Rating” shall mean “BBB-” or higher by Standard & Poor’s, “Baa3” or higher by Moody’s or “BBB-” or higher by Fitch, or the equivalent of such global ratings by Standard & Poor’s, Moody’s or Fitch.

“Issue Date” shall mean the date on which the Notes were originally issued under this Indenture.

“Issue Date Collateral” shall mean all Property that, in accordance with the terms of the Issue Date Security Documents, is intended to be subject to any Lien in favor of the Secured Parties.

“Issue Date Security Documents” shall mean, collectively, the following documents:

(i)	Issuer Accounts Agreement;

(ii)	Issuer Offshore Security Agreement;

(iii)	Issuer Share Pledge Agreement; and

(iv)	the customary payment instructions and consents to assignments, to the extent required by the documents listed above.

“Issuer Accounts Agreement” shall mean the Issuer Collateral and Accounts Agreement entered into or to be entered into by and among the Issuer, the Offshore Accounts Bank, the Collateral Agent and the Trustee.

“Issuer Offshore Security Agreement” shall mean the Issuer Offshore Security Agreement entered into or to be entered into by and between the Issuer and the Collateral Agent.

“Issuer Reorganization” shall mean the acquisition by each Guarantor of 50% of the Sponsor’s Equity Interests in the Issuer, to be accomplished at the option of the Guarantors after the Issue Date.

“Issuer Share Pledge Agreement” shall mean the Issuer share charge entered into or to be entered into between the Sponsor and the Collateral Agent.

“Law” shall mean, with respect to any Person (i) any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement or other governmental restriction or any interpretation or administration of any of the foregoing by any Governmental Authority (including, without limitation, Governmental Approvals) and (ii) any directive, guideline, policy, requirement or any similar form of decision of or determination by any Governmental Authority which is binding on such Person, in each case, whether now or hereafter in effect (including, without limitation, in each case, any Environmental Law).

“Lien” shall mean, with respect to any Property of any Person, any mortgage, lien, deed of trust, hypothecation, fiduciary transfer of title, assignment by way of security, pledge, charge, lease, sale and lease-back arrangement, easement, servitude, trust arrangement, or security interest or encumbrance of any kind in respect of such Property.

“Loss Proceeds” shall mean, with respect to any Event of Loss, any Insurance Proceeds, condemnation awards or other compensation, awards, damages and other payments or relief (including any compensation payable in connection with a Taking) with respect to such Event of Loss (excluding, in each case, the proceeds of general liability insurance (if any), delay in start-up insurance (if any) and business interruption insurance (if any)).

“Majority Holders” shall mean the Holders of over 50% in aggregate principal amount of the then-outstanding Notes.

“Material Adverse Effect” shall mean a material adverse effect on (i) the assets, the business or financial condition of the Project, the Issuer and Guarantors (taken as a whole), (ii) the ability of the Issuer and the Guarantors, collectively, to make timely payments of principal and interest on the Notes, (iii) the ability of any Guarantor to perform its material obligations under the Project Documents or (iv) the legality, validity or enforceability of any payment or other material obligation of the Issuer or either Guarantor under the Financing Documents or of the Liens provided under the Security Documents.

“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors.

“Mortgages” shall mean, collectively, the Atlantic Star Mortgage and the Alaskan Star Mortgage.

“Necessary Governmental Approval” shall mean (i) any Governmental Approval identified as such herein and (ii) any other Governmental Approval necessary in connection with (a) the due execution and delivery of, and performance by each of the Guarantors or of its obligations and the exercise of its rights under, the Transaction Documents to which it is a party, (b) the legality, validity and binding effect or enforceability thereof, and (c) the ownership, operation and maintenance of the Drilling Rigs as contemplated by the Transaction Documents, the failure of which to obtain and maintain would reasonably be expected to result in a Material Adverse Effect.

“Net Available Amount” shall mean, with respect to any Event of Loss, the aggregate amount of Loss Proceeds received by either Guarantor or the Collateral Agent in respect of such Event of Loss, net of reasonable out-of-pocket costs incurred in connection with such Event of Loss or the collection thereof, including fees, expenses and commissions with respect to legal, accounting, financial advisory, brokerage and other professional services provided in connection with such Event of Loss or incurred in connection with the collection thereof.

“Net Disposition Proceeds” shall mean, with respect to any Disposition, the Gross Disposition Proceeds received from such Disposition, net of reasonable out-of-pocket costs incurred in connection with such Disposition, including fees, expenses and commissions with respect to legal, accounting, financial advisory, brokerage and other professional services provided in connection with such Disposition.

“Net Worth” shall mean, with respect to any specified Person as of any date, the sum of:

(i)	the equity of the common stockholders of such Person as of such date; plus

(ii)	the respective amounts reported on such Person’s balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

“Non-U.S. Person” shall mean a Person who is not a U.S. Person.

“Note Debt Service Account” shall have the meaning assigned to such term in the Issuer Accounts Agreement.

“Note Guarantee” shall mean the Guarantee by each Guarantor of the Issuer’s obligations under the Notes, this Indenture and each other Financing Document, executed pursuant to the provisions of Article 11 hereof.

“Note Proceeds Account” shall mean the special, segregated cash collateral account, denominated in Dollars, established by the Issuer with the Offshore Accounts Bank at its offices in New York City.

“Note Proceeds Account Release Date” shall mean the date occurring 120 days after the Issue Date.

“Notes” shall have the meaning given to such term in the preamble to this Indenture.

“Obligations” shall mean any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including in the case of the Notes, all interest accrued thereon after the commencement of any action or proceeding described in Section 6.01(v) or (vi), even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses, damages and other liabilities payable under the Financing Documents.

“Obsolete Asset” shall mean, with respect to the Facilities of a Guarantor, any worn out or damaged Property (to the extent unfit for normal use), or Property that is obsolete or no longer necessary or required for the operation or maintenance of such Facilities.

“Offer to Purchase” shall mean an offer made by the Issuer pursuant to and in accordance with Sections 4.10(c), 4.15 or 4.19(b) hereof to purchase some or all of the Notes from the Holders thereof.

“Offering Circular” shall mean the Issuer’s offering circular, dated July 6, 2011, relating to the initial offering of the Notes.

“Officers’ Certificate” shall mean a certificate signed on behalf of the Issuer by two Authorized Officers of the Issuer, that meets the requirements of Section 13.04 hereof.

“Offshore Accounts Bank” shall mean Deutsche Bank Trust Company Americas, acting in its capacity as Offshore Accounts Bank pursuant to the applicable Accounts Agreement, and shall include any successor Offshore Accounts Bank appointed pursuant to the applicable Accounts Agreement.

“Offshore Debt Service Reserve Account” shall have the meaning assigned to such term in the Guarantor Accounts Agreement.

“Offshore Debt Service Reserve Account Required Balance” shall have the meaning assigned to such term in the Guarantor Accounts Agreement.

“Offshore Disposition Proceeds Accounts” shall have the meaning assigned to such term in the Guarantor Accounts Agreement.

“Offshore Distribution Accounts” shall have the meaning assigned to such term in the Guarantor Accounts Agreement.

“Offshore Distribution Holding Account” shall have the meaning assigned to such term in the Guarantor Accounts Agreement.

“Offshore Loss Proceeds and Compensation Accounts” shall have the meaning assigned to such term in the Guarantor Accounts Agreement.

“Offshore O&M Service Reserve Account” shall have the meaning assigned to such term in the Guarantor Accounts Agreement.

“Offshore O&M Service Reserve Account Required Balance” shall have the meaning assigned to such term in the Guarantor Accounts Agreement.

“Offshore Proceeds Accounts” shall have the meaning assigned to such term in the Guarantor Accounts Agreement.

“Offshore Retention Account” shall have the meaning assigned to such term in the Guarantor Accounts Agreement.

“Operating Company” shall mean Queiroz Galvão Óleo e Gás S.A., a corporation organized and existing under the laws of Brazil or its successors and permitted assigns under the Services Agreements.

“Operation and Maintenance Expenses” shall mean, collectively, without duplication, all (i) expenses of administering and operating the Project and of maintaining it in accordance with Good Practices incurred by the Guarantors, the Operating Company or Constellation Services, (ii) transportation costs payable by the Guarantors, the Operating Company or Constellation Services in connection with the Project, (iii) direct operating and maintenance costs of the Drilling Rigs payable by the Guarantors, the Operating Company or Constellation Services (including amounts payable pursuant to the Services Agreements), (iv) insurance premiums payable by the Guarantors or the Operating Company in connection with the Project, (v) property, sales, value-added and excise taxes payable by the Guarantors or the Operating Company in connection with the Project (other than taxes imposed on or measured by income or receipts), (vi) costs and fees incurred by the Guarantors or the Operating Company in connection with obtaining and maintaining in effect the Governmental Approvals required in connection with the Project and (vii) legal, accounting and other professional fees incurred in the ordinary course of business in connection with the Project payable by the Guarantors or the Operating Company; provided, that “Operation and Maintenance Expenses” shall not include payments into the Offshore Debt Service Reserve Account, depreciation, or any items properly chargeable by IFRS to fixed capital accounts, or expenses incurred by the Guarantors related to warranty or indemnity payments or damages payable to the Guarantors under any Project Document.

“Opinion of Counsel” shall mean an opinion from legal counsel who is reasonably acceptable to the Trustee or the Collateral Agent, as applicable, that meets the requirements of Section 13.04 hereof. The counsel may be an employee of or counsel to the Issuer, the Guarantor, the Trustee or the Collateral Agent.

“Organizational Documents” shall mean, with respect to any Person, (i) the memorandum or articles of incorporation, limited liability company agreement, partnership agreement, acta constitutiva or other similar organizational document of such Person, (ii) the by-laws, estatutos or other similar document of such Person, (iii) any certificate of designation or instrument relating to the rights of preferred shareholders or other holders of Capital Stock of such Person and (iv) any shareholder rights agreement or other similar agreement.

“Participant” shall mean, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Equity Issuance” shall mean the issuance of any Equity Interests by any of the Issuer or the Guarantors, which such Equity Interests will be subject to a first-priority Lien in favor of the Collateral Agent for the benefit the Holders pursuant to the terms of this Indenture.

“Permitted Holders” shall mean any or all of the following: (i) any member of the Queiroz Galvão Family; (ii) the estate or any guardian, custodian or other legal representative of any individual named in or any trust established solely for the benefit of any one or more individuals named in clause (i); and (iii) any Person in which all of the Equity Interests are owned, directly or indirectly, by any one or more of the persons named in clauses (i) and (ii).

“Permitted Investments” shall mean:

(i) in respect of any account of any Person held with the Offshore Account Bank: (1) direct obligations of the United States, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States, or of any agency thereof, in either case maturing not more than one year from the date of acquisition thereof; (2) Dollar time deposits with, or certificates of deposit issued by, any bank or trust company licensed under the laws of the United

States or any state thereof having outstanding senior long-term unsecured indebtedness and whose long-term debt is rated (on the date of acquisition thereof) “A” or better by Fitch or Standard & Poor’s or “A2” or better by Moody’s, respectively, maturing not more than one year from the date of acquisition thereof; (3) commercial paper with a short-term rating “F-1” or better by Fitch or Standard & Poor’s or “P-1” or better by Moody’s, respectively, maturing not more than six (6) months from the date of acquisition thereof; and (4) money market funds rated at least “AA” or better by Fitch or Standard Poor’s or “Aa2” or better by Moody’s, including any fund for which the Offshore Accounts Bank or an affiliate of the Offshore Accounts Bank serves as an investment advisor, administrator or shareholder servicing agent, notwithstanding that (A) the Offshore Accounts Bank or an affiliate of the Offshore Accounts Bank charges and collects fees and expenses from such fund for services rendered (provided that such charges, fees and expenses are on terms consistent with terms negotiated at arm’s length) and (B) the Offshore Accounts Bank charges and collects fees and expenses for services rendered pursuant to the applicable Accounts Agreement;

(ii) in respect of the Issuer, the Intercompany Issuer Note; and

(iii) in respect of the Guarantors, any Second Note Proceeds Intercompany Debt or the acquisition of the Equity Interests in the Issuer in connection with the Issuer Reorganization.

“Permitted Liens” shall mean:

(i) Liens on assets of the Issuer, the Guarantors and the other Project Parties securing all Obligations of the Project Parties under the Notes, the Note Guarantees, this Indenture and each other Financing Document, as applicable;

(ii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as is required in conformity with IFRS has been made therefor;

(iii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens imposed by law and arising in the ordinary course of business or in connection with the operation of the Facilities, in each case for sums not yet due or being contested in good faith and by appropriate proceedings;

(iv) Liens arising by operation of applicable Law in relation to crew’s wages and salvage, including contract salvage; provided that all obligations relating thereto are paid when due or being contested in good faith and by appropriate proceedings;

(v) pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety bonds, appeal bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business and not securing Indebtedness; and

(vi) Liens on the Existing Project Finance Collateral created under or pursuant to any Existing Project Financing Documents.

“Permitted Refinancing Indebtedness” shall mean, with respect to any Person and on any date of determination, Indebtedness in an amount no less than the sum of the principal amount of Notes outstanding on such date, plus accrued and unpaid interest on such date and any other amounts owed to the Holders pursuant to this Indenture, the proceeds of which are applied to the payment in full of such amounts.

“Permitted Subordinated Indebtedness” shall mean, with respect to any Person, any unsecured Indebtedness of such Person that (i) is expressly subordinated in right of payment and liquidation to the Notes and the Note Guarantees, (ii) is subject to a first priority Lien in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to this Indenture, (iii) does not require or permit any cash payment of any obligation thereunder prior to its Stated Maturity, except to the extent and in the amount that the Issuer or the Guarantors are permitted to make a Restricted Payment hereunder, and (iii) does not mature prior to the date that is 180 days after the original Stated Maturity of the Notes.

“Person” shall mean any individual, corporation, limited liability company, company, voluntary association, partnership, joint venture, trust, or other enterprises or unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

“Petrobras” shall mean Petróleo Brasileiro S.A.–Petrobras, a mixed joint stock corporation incorporated in under the laws of Brazil.

“Pledge Agreements” shall mean, collectively, the Atlantic Star Pledge Agreement and the Alaskan Star Pledge Agreement.

“Private Placement Legend” shall mean the legend set forth in Section 2.06(f)(i) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Project” shall mean the chartering and operation of the Drilling Rigs and other Facilities.

“Project Costs” shall mean all costs and expenses reasonably and necessarily incurred or to be incurred by the Guarantors or the Sponsor (i) to finance the Project in the manner contemplated by the Transaction Documents, including all reasonable and necessary costs and expenses incurred in connection with the negotiation and preparation of the Transaction Documents and the formation of the Issuer and (ii) required for the operation and maintenance of the Project. For the avoidance of doubt, Project Costs will include payments by the Guarantors under the Constellation Management Agreement.

“Project Documents” shall mean, collectively, the following documents:

(i)	the Charter Agreements;

(ii)	the Services Agreements;

(iii)	the Constellation Management Agreement; and

(iv)	any Additional Project Document.

“Project Participants” shall mean the Operating Company, Petrobras, Constellation Services, each party (other than the Guarantors) to an Additional Project Document and each Replacement Project Participant.

“Project Parties” shall mean, collectively, the Issuer, the Guarantors, Constellation, Constellation Services, Hopelake and any successor of any thereof.

“Project Revenues” shall mean for a Guarantor, for any period, without duplication, the aggregate of all revenues received by (or for the account of) such Guarantor from (i) payments made thereto under the Project Documents, (ii) interest accrued on, and other income derived from, the balance outstanding during such period in such Guarantor’s Guarantor Collateral Accounts (including, without limitation, from Permitted Investments) of such Guarantor and (iii) the proceeds of any business interruption insurance (if any); provided that Project Revenues shall exclude, to the extent otherwise included, (A) proceeds payable in respect of any insurance (other than business interruption insurance (if any)) or (B) warranty or indemnity payments or damages payable to such Guarantor under any Project Document.

“Property” shall mean any property of any kind whatsoever, whether movable, immovable, real, personal or mixed and whether tangible or intangible, any right or interest therein or any receivables or credit rights (direitos creditórios).

“Purchase Agreement” shall mean the Purchase Agreement, dated as of July 20, 2011, among the Issuer, the Guarantors and the Initial Purchasers, relating to the sale by the Issuer of the Notes to the Initial Purchasers.

“QIB” shall mean a “qualified institutional buyer” as defined in Rule 144A.

“Queiroz Galvão Family” shall mean all of the individuals holding 100% of the Capital Stock of: (i) Timbaúba International Ltd., a limited liability company organized under the laws of the British Virgin Islands; (ii) Guararapes International Limited, a limited liability company organized under the laws of the British Virgin Islands; and (iii) Skycrest Overseas Inc., a company incorporated under the laws of the British Virgin Islands, in each case as of the Issue Date, together with any of their respective heirs.

“Rating Agency” shall mean Standard & Poor’s, Fitch or Moody’s; or if Standard & Poor’s, Fitch or Moody’s are not making ratings of the Notes publicly available, an internationally recognized U.S. rating agency or agencies, as the case may be, selected by the Issuer, which will be substituted for Standard & Poor’s, Fitch or Moody’s, as the case may be.

“Rating Decline” shall mean that at any time within 90 days (which period shall be extended for the period and so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any Rating Agency) after the date of public notice of a Change of Control, or the intention of any Person to effect a Change of Control, the then-applicable rating of the Notes is decreased by (i) if three Rating Agencies are making ratings of the Notes publicly available, at least two of the Rating Agencies or (ii) if two or fewer Rating Agencies are making ratings of the Notes publicly available, then any one of the Rating Agencies, by one or more categories; provided that any such Rating Decline results in whole or in part from a Change of Control.

“Ratings Affirmation” shall mean, with respect to any particular action or proposed action, each of Standard & Poor’s, Moody’s or Fitch or, if any or all of such ratings agencies do not then rate the Notes, such other Rating Agency then having issued long-term debt ratings for the Notes, affirms that such long-term debt ratings will not be lowered as a result of the taking of such action or proposed action.

“Reference Treasury Dealer” shall mean Santander Investment Securities, Inc., HSBC Securities (USA) Inc., Citigroup Global Markets Inc. or their respective affiliates which are primary United States government securities dealers and not less than two other leading primary United States government securities dealers in New York City reasonably designated by the Issuer; provided that if any of the foregoing cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” shall mean, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked price for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 pm New York time on the third Business Day preceding such redemption date.

“Regulation S” shall mean Regulation S promulgated under the Securities Act.

“Regulation S Global Note” shall mean a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Material, but excluding emissions from the engine exhaust of a motor vehicle).

“Relevant Date” shall mean, with respect to any payment on a Note or under the Note Guarantees, whichever is the later of: (i) the date on which such payment first becomes due; and (ii) if the full amount payable has not been received by the Trustee or the Collateral Agent, as applicable, on or prior to such due date, the date on which notice is given to the Holders that the full amount has been received by the Trustee or the Collateral Agent, as applicable.

“Replacement Assets” shall mean Property that will be used or useful in connection with the Project.

“Replacement Project Participant” shall mean any Person that assumes the obligations of the replaced Project Participant under any Project Document on terms and conditions (taken as a whole) no less favorable to the relevant Guarantor than those applicable to the replaced Project Participant pursuant to the applicable Project Document; provided that (1) the Issuer or either Guarantor shall have delivered a certificate of an Authorized Officer of the Issuer to the Trustee stating that (i) such Person is at least as creditworthy (or has credit support from a Person at least as creditworthy) of the replaced Project Participant and (ii) is otherwise at least as capable of performing the obligations of the replaced Project Participant under the applicable Project Document as the replaced Project Participant under the applicable Project Document as the replaced Project Participant, in each case, on the date that the applicable Project Document was entered into, and (2) in respect of Petrobras or the Operating Company, such Person is approved in writing by Holders of at least 75% in aggregate principal amount of the Notes then outstanding; provided, however, that no consent of the Holders shall be required if (i) in respect of the Operating Company, such Person is an Affiliate of the Sponsor and (ii) in respect of Petrobras, (A) such Person is either (x) controlled directly or indirectly by Petrobras or (y) a member of any joint venture, consortium or similar association that is the concessionaire of the reserve in which the Drilling Rigs are operating pursuant to the Charter Agreements and Petrobras, or any other Person controlled directly or indirectly by Petrobras, is the operator of such reserve or (B) the relevant Guarantor obtains a Ratings Affirmation.

“Reserve Account Letters of Credit” shall have the meaning assigned to such term in the Guarantor Accounts Agreement.

“Responsible Officer,” when used with respect to the Trustee, shall mean any officer or authorized representative of the Trustee within the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture and/or the Financing Documents and also, with respect to a particular matter, any other officer of the Trustee to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.

“Restoration Work” shall mean the design, engineering, procurement, construction and other work with respect to the Restoration of Affected Property.

“Restore” shall mean, with respect to any Affected Property, to rebuild, repair, restore or replace such Affected Property. The terms “Restoration” and “Restoring” shall have a correlative meaning.

“Restricted Definitive Note” shall mean a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” shall mean a Global Note bearing the Private Placement Legend.

“Restricted Period” shall mean the 40-day distribution compliance period as defined in Regulation S.

“Retention Period” shall have the meaning assigned to such term in the Guarantor Accounts Agreement.

“Rule 144” shall mean Rule 144 promulgated under the Securities Act.

“Rule 144A” shall mean Rule 144A promulgated under the Securities Act.

“Rule 903” shall mean Rule 903 promulgated under the Securities Act.

“Rule 904” shall mean Rule 904 promulgated under the Securities Act.

“Sale and Leaseback Transaction” shall mean, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.

“SEC” shall mean the Securities and Exchange Commission.

“Second Note Proceeds Intercompany Debt” shall mean any loans extended by the Guarantors to Constellation or any of its Affiliates for the sole purpose of effecting the withdrawal and transfer of the proceeds remaining on deposit in the Note Proceeds Account on behalf of the Guarantors after the occurrence of the First Note Proceeds Utilization pursuant to the terms of the indenture; provided that the aggregate principal amount of such loans shall not exceed the aggregate amount of funds deposited in the Note Proceeds Account after the occurrence of the First Note Proceeds Utilization.

“Second Note Proceeds Utilization” shall have the meaning given to such term in the Issuer Accounts Agreement.

“Secured Parties” shall mean, collectively, the Collateral Agent, the Trustee, the Offshore Accounts Bank (and agents of any thereof appointed pursuant to the terms of the Financing Documents) and the Holders.

“Securities Account” shall have the meaning set forth in UCC Section 8-501(a).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Documents” shall mean, collectively, the following documents:

(i)	Issue Date Security Documents;

(ii)	Alaskan Star Offshore Security Agreement;

(iii)	Atlantic Star Offshore Security Agreement;

(iv)	Alaskan Star Share Pledge Agreement;

(v)	Atlantic Star Share Pledge Agreement;

(vi)	Alaskan Star Mortgage;

(vii)	Atlantic Star Mortgage;

(viii)	Atlantic Star Supplement to Mortgage;

(ix)	Alaskan Star Assignment of Insurances;

(x)	Atlantic Star Assignment of Insurances;

(xi)	Guarantor Accounts Agreement;

(xii)	Alaskan Star Conditional Assignment of Contract;

(xiii)	Atlantic Star Conditional Assignment of Contract; and

(xiv)	the customary assignments of insurance policies, payment instructions and consents to assignments, to the extent required by the documents listed above.

“Security Interest” shall mean the Lien on the Collateral or any other collateral purported to be granted to the Collateral Agent, in each case, for the benefit of one or more of the Secured Parties (or any trustee, sub-agent or other Person acting for or on behalf thereof).

“Semester Date” shall mean the last day of each June and December in each year.

“Semi-Annual Payment Date” shall mean May 30 and November 30 of each year, and July 30, 2018, or, if such day is not a Business Day, the next succeeding Business Day.

“Services Agreements” shall mean, collectively, the Atlantic Star Services Agreement and the Alaskan Star Services Agreement.

“Sponsor” shall mean Constellation, in its capacity as Sponsor under the Financing Documents to which it is a party in such capacity.

“Standard & Poor’s” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Stated Maturity” shall mean (i) with respect to any Indebtedness, the date specified as the fixed date on which the final installment of principal of such Indebtedness is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Indebtedness, the date specified as a fixed date on which such installment is due and payable as set forth in the documentation governing such Indebtedness, not including any Contingent Obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

“Subsidiary” shall mean with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more Subsidiaries of such Person (or a combination thereof).

“Taking” shall mean any circumstance or event, or series of circumstances or events (including an Expropriation Event), in consequence of which all or substantially all of either Drilling Rig shall be condemned, nationalized, seized, compulsorily acquired or otherwise expropriated by any Governmental Authority under power of eminent domain or otherwise. The term “Taken” shall have a correlative meaning.

“TIA” shall mean the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Transaction Documents” shall mean, collectively, the Project Documents and the Financing Documents.

“Transferred Assets” shall mean, collectively, (i) 20% of the Equity Interests in SBM Holding Inc., a company that owns FPSO Capixaba, (ii) the QG-IV onshore drilling rig and all equipment related thereto and (iii) all equipment relating to the onshore drilling rigs QG-I, QG-II and QG-III, in each case held by Star International on or prior to the Issue Date.

“Treasury Rate” shall mean, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Uniform Commercial Code” and “UCC” shall mean the Uniform Commercial Code as adopted in the State of New York or any other applicable jurisdiction.

“United States” and “U.S.” shall each mean the United States of America.

“Unrestricted Definitive Note” shall mean a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” shall mean a Global Note that does not bear and is not required to bear the Private Placement Legend.

“U.S. Person” shall mean a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock”, with respect to any Person, shall mean Capital Stock the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of a contingency.

Section 1.02 Other Definitions.

Term	Defined in Section

“Action”	10.10
“Additional Amounts”	4.08(b)
“Affected Drilling Rig Property”	4.19(a)
“Affiliate Transaction”	4.11
“Alaskan Star”	Preamble
“Alaskan Star Release Date”	12.03
“Authentication Order”	2.02
“Change of Control Offer”	4.15
“Collateral Agent”	Preamble
“Covenant Defeasance”	8.03
“Distribution”	4.07
“Distribution Release Conditions”	4.07
“DTC”	2.03
“Event of Default”	6.01
“Excess Disposition Offer”	4.10(c)
“Excess Loss Offer”	4.19(b)
“Guarantor”	Preamble
“incur”	4.09(a)
“Indemnified Matters”	10.11(c)
“Issuer”	Preamble
“Legal Defeasance”	8.02
“Luxembourg Paying Agent”	2.03
“Offer Expiration Date”	3.03
“Offer Purchase Date”	3.03
“Pay-in Account””	4.30(a)(iv)
“Paying Agent”	2.03
“Permitted Debt”	4.09(b)
“Process Agent”	13.09
“Relevant Jurisdiction”	4.08(a)
“Registrar”	2.03
“Restricted Payments”	4.07
“Star International”	Preamble
“Taxes”	4.08(a)
“Transfer”	4.26
“Trustee”	Preamble

Section 1.03 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” shall mean the Notes;

“indenture security Holder” shall mean a Holder;

“indenture to be qualified” shall mean this Indenture;

“indenture trustee” or “institutional trustee” shall mean the Trustee; and

“obligor” on the Notes and the Note Guarantee shall mean the Issuer and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantee, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS (based on the manner in which the financial statements are prepared and delivered pursuant to Section 4.03 hereof);

(iii) “or” is not exclusive;

(iv) words in the singular include the plural, and in the plural include the singular;

(v) “will” shall be interpreted to express a command;

(vi) provisions apply to successive events and transactions;

(vii) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time; and

(viii) any action required to be taken on a given date pursuant to any Financing Document shall, to the extent such date is not a Business Day, be deemed to be required to be taken on the next succeeding Business Day.

ARTICLE 2

THE NOTES

Section 2.01 Form and Dating.

(a) General. The Notes will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in minimum denominations of $200,000 and integral multiples of $1,000 above such amount.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the

Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made on the Schedule of Exchanges of Interests in the Global Note by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

At least one Authorized Officer must sign the Notes for the Issuer by manual or facsimile signature.

If an Authorized Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Issuer signed by an Authorized Officer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, up to the aggregate principal amount of $700,000,000. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuer pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03 Registrar and Paying Agent.

The Issuer will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent, including the Luxembourg Paying Agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or

Paying Agent, the Trustee shall act as such. The Issuer may act as Paying Agent or Registrar. So long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and the rules of the Official List of the Luxembourg Stock Exchange so require, the Issuer shall appoint and maintain an office or agency in Luxembourg where the Notes may be presented or surrendered for payment or redemption, in the event that the Global Notes are exchanged for Definitive Notes (the “Luxembourg Paying Agent”).

The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes. The Issuer initially appoints Deutsche Bank Luxembourg S.A. to act as the Luxembourg Paying Agent.

Section 2.04 Paying Agent to Hold Money in Trust.

The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer) will have no further liability for the money. If the Issuer acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA §312(a). If the Trustee is not the Registrar, the Issuer will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuer for Definitive Notes if:

(i) the Issuer delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary;

(ii) the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Global Note be exchanged by the Issuer for Definitive Notes prior to the expiration of the Restricted Period; or

(iii) there has occurred and is continuing a Default with respect to the Notes and any Holder of the Notes requests that Definitive Notes be issued.

Upon the occurrence of any of the preceding events in clauses (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Sections 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (d) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)	both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)	both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(i) above;

provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Global Note prior to the expiration of the Restricted Period.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

(A) such exchange or transfer is effected pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (4) thereof; or

(B) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (B), if the Registrar or Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar or Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (iv) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such beneficial interest is being transferred to the Issuer, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuer shall execute and the Trustee upon receipt of an Authentication Order shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Regulation S Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the expiration of the Restricted Period, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A) such exchange or transfer is effected pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (4) thereof; or

(B) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (B), if the Registrar or Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar or Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuer will execute and upon receipt of an Authentication Order, the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to the Issuer, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (4) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A) such an exchange or transfer is effected pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (4) thereof; or

(B) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(C) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(d)(ii), if the Registrar or Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar or Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A) such an exchange or transfer is effected pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (4) thereof; or

(B) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(C) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(e)(ii), if the Registrar or Issuer so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar or Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

(1) REPRESENTS THAT

(A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT OR

(B) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT); AND

(2) AGREES FOR THE BENEFIT OF THE ISSUER AND THE GUARANTORS THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

(A) TO THE ISSUER,

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

(D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR

(E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH 2(E) ABOVE, THE ISSUER RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii) or (e)(3iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(ii) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE

DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note will be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(ii) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.10(c), 4.15, 4.19 and 9.04 hereof).

(iii) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) Neither the Registrar nor the Issuer will be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vii) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07 Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of (i) the Trustee to protect the Trustee and (ii) the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent, from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; however, Notes held by the Issuer or an Affiliate of the Issuer shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or a Guarantor, or by any of their respective Affiliates, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded.

Section 2.10 Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy cancelled Notes (subject to the record retention requirement of the Exchange Act or the Trustee). Certification of the destruction or cancellation of all cancelled Notes will be delivered to the Issuer upon written request. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

(i) the clause of this Indenture pursuant to which the redemption shall occur;

(ii) the redemption date;

(iii) the principal amount of Notes to be redeemed; and

(iv) the redemption price.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase on a pro rata basis (or, in the case of Global Notes, based on a method that most nearly approximates a pro rata selection in accordance with the procedures of the Depositary), unless otherwise required by applicable Law or applicable stock exchange requirements.

In the event of partial redemption, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee will promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $200,000 and whole multiples of $1,000 in excess thereof; provided that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. No Notes will be redeemed in part if such partial redemption results in Notes with less than $200,000. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption or Offer to Purchase.

At least 30 days but not more than 60 days before a redemption date, the Issuer will mail or cause to be mailed, by first class mail, postage prepaid, a notice of redemption to the Trustee on behalf of each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 hereof.

The notice will identify the Notes to be redeemed and will state:

(i) the redemption date;

(ii) the redemption price;

(iii) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(iv) the name and address of the Paying Agent;

(v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(vi) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(vii) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuer’s request, the Trustee will give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer has delivered to the Trustee, at least 10 days prior to the date the notice needs to be sent, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

At least 30 days but not more than 60 days before an Offer Expiration Date, the Issuer will mail or cause to be mailed, by first class mail, postage prepaid, a notice of any Offer to Purchase to the Trustee on behalf of each Holder at its registered address, which notice shall specify (i) the principal amount of Notes subject to the Offer to Purchase, (ii) the purchase price of the offer, (iii) an expiration date (the “Offer Expiration Date”) not less than 30 days nor more than 60 days after the date of the Offer to Purchase and (iv) a settlement date for purchase (the “Offer Purchase Date”) not more than five Business Days after the Offer Expiration Date. Such written notice shall additionally include (i) information concerning the business of the Issuer and the Guarantors which the Issuer and the Guarantors in good faith believe will enable the Holders to make an informed decision with respect to the Offer to Purchase and (ii) instructions and materials necessary to enable Holders to tender their respective Notes pursuant to the Offer to Purchase.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05 Deposit of Redemption or Purchase Price.

One Business Day prior to the redemption or purchase date, the Issuer will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of all Notes to be redeemed or purchased on that date together with accrued and unpaid interest and Additional Amounts, if any, thereon, to, but excluding, the applicable redemption or purchase date. The Trustee or the Paying Agent will promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of all Notes to be redeemed or purchased on that date together with accrued and unpaid interest and Additional Amounts, if any, thereon, to, but excluding, the applicable redemption or purchase date.

In connection with any redemption or Offer to Purchase, the applicable Guarantor shall make a prepayment on its Intercompany Note to the extent necessary to allow the Issuer to consummate such redemption or Offer to Purchase, as the case may be, and the Issuer shall thereupon consummate such redemption or Offer to Purchase, as the case may be, in accordance with the terms of this Indenture.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuer will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07 Optional Redemption.

(a) At any time prior to November 30, 2016, the Issuer may on any one or more occasions redeem the Notes, at its option, in whole or in part, at a “make-whole” redemption price equal to the greater of (i) 101% of the principal amount of the Notes being redeemed and (ii) the present value at such redemption date of all required interest and principal payments on such Notes through the final maturity date (excluding accrued but unpaid interest to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points; plus in each case any accrued and unpaid interest and Additional Amounts, if any, on such Notes to, but excluding, the redemption date, as calculated by the Independent Investment Banker.

Any redemption of Notes by the Issuer pursuant to this paragraph will be subject to either (i) there being at least U.S.$150.0 million in aggregate principal amount of Notes outstanding after such redemption or (ii) the Issuer redeeming all of the then-outstanding principal amount of the Notes.

(b) On any Semi-Annual Payment Date occurring in November 2016 or at any time thereafter until (but not including) the Semi-Annual Payment Date occurring in November 2017, the Issuer may redeem all, but not less than all, of the Notes, at a redemption price equal to 101% of the then outstanding principal amount of the Notes, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(c) On any Semi-Annual Payment Date occurring in November 2017 or at any time thereafter, the Issuer may redeem all, but not less than all, of the Notes, at 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).\

(d) If as a result of any change in or amendment to the applicable Laws of a Relevant Jurisdiction, or any amendment to or change in an official interpretation, administration or application of such Laws (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment or change in official position becomes effective on or after the Issue Date or on or, with respect to a successor, after the date a successor assumes the obligations under the Notes, the Issuer, the Guarantors or any successor have or will become obligated to pay Additional Amounts, the Issuer may, at its option, redeem all, but not less than all, of the Notes, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, together with accrued and unpaid interest, if any, to, but excluding, the applicable redemption date, upon publication of irrevocable notice not less than 30 days nor more than 60 days prior to the applicable redemption date; provided that no notice of such redemption may be given earlier than 60 days prior to the earliest date on which the Issuer, the Guarantors or any successor would, but for such redemption, be obligated to pay the Additional Amounts. Notwithstanding the foregoing, the Issuer shall not have the right to so redeem the Notes unless: (i) it has used commercially reasonable efforts to avoid the obligation to pay Additional Amounts; and (ii) it has complied with all applicable Laws to legally effect such redemption; provided, however, that for this purpose commercially reasonable efforts shall not include, without limitation, any change in the Issuer’s or any successor’s, corporate form, jurisdiction of incorporation or organization or location of its principal executive or registered office. In the event that the Issuer elects to so redeem the Notes, it will deliver to the Trustee: (1) a certificate of an Authorized Officer of the Issuer stating that the Issuer is entitled to redeem the Notes pursuant to the indenture and setting forth a statement of facts showing that the condition or conditions precedent to the right of the Issuer to so redeem have occurred or been satisfied; and (2) an opinion of counsel to the effect that the Issuer has or will become obligated to pay Additional Amounts and that all governmental approvals necessary for the Issuer to effect the redemption have been obtained and are in full force and effect.

(e) Any redemption pursuant to this Section 3.07 shall be made in accordance with the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08 Mandatory Redemption.

If, as of the Note Proceeds Account Release Date, (i) the Existing Project Finance Obligations are not repaid or purchased by the Issuer in full or (ii) all funds on deposit in the Note Proceeds Account are not released, then the Issuer shall instruct the Collateral Agent to disburse all funds then held on deposit in the Note Proceeds Account to the Trustee and redeem the maximum principal amount of Notes, together with accrued and unpaid interest, if any, thereon to, but excluding, the applicable redemption date (subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date) that may be redeemed with the funds then held on deposit in the Note Proceeds Account, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, together with accrued and unpaid interest, if any, thereon to, but excluding, the applicable redemption date.

Section 3.09 Offers to Purchase.

(a) A Holder may tender all or any portion of its Notes pursuant to an Offer to Purchase; provided that, to the extent any Holder tenders less than all of its Notes, any Note that is not tendered must be for a minimum denomination of $200,000; provided, further, that any portion of a Note tendered pursuant to an Offer to Purchase must be in a multiple of $1,000 principal amount.

(b) On the Offer Purchase Date, the purchase price specified in the written offer will become due and payable on each Note accepted for purchase pursuant to the Offer to Purchase, and interest on Notes purchased pursuant to such Offer to Purchase will cease to accrue on and after the Offer Purchase Date.

(c) If (i) the Issuer makes an Offer to Purchase for less than all of the outstanding Notes and (ii) Notes in an aggregate principal amount in excess of the purchase amount specified in the written offer are tendered and not withdrawn pursuant to the Offer to Purchase, then the Issuer will purchase Notes having an aggregate principal amount equal to the purchase amount specified on the written offer on a pro rata basis; provided that adjustments shall be made so that only Notes in multiples of $1,000 principal amount will be purchased.

(d) Any Offer to Purchase shall be made by the Issuer in compliance with Rule 14e-1 under the Exchange Act (to the extent applicable) and all other applicable Laws, and the procedures set forth in this Indenture shall be deemed to be modified as necessary to permit such compliance. The Issuer and Guarantors shall additionally obtain all necessary consents and approvals from any Governmental Authority for any required remittance of funds outside of any jurisdiction in connection with any Offer to Purchase.

(e) Notwithstanding anything herein to the contrary, the Issuer shall not be required to make an Offer to Purchase pursuant to the terms of this Indenture if (i) a third party makes an offer to purchase Notes in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to an Offer to Purchase made by the Issuer and such third party purchases all Notes properly tendered and not withdrawn by the Holders thereof under such offer to purchase or (ii) if notice of redemption for all outstanding Notes has been given pursuant to Section 3.07 or 3.08 hereof, unless and until there is a default in payment of the applicable redemption price.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

The Issuer will pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Issuer, holds as of noon Eastern Time on the Business Day before the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

The Issuer will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof.

Section 4.03 Reports.

(a) So long as any Notes are outstanding, each Guarantor will furnish to the Holders and the Trustee:

(i) as soon as available and in any event within 60 days after the end of the first three fiscal quarters of each fiscal year of such Guarantor, a copy of the complete unaudited, consolidated statements of income, retained earnings and cash flow of such Guarantor, and the related unaudited, consolidated balance sheet of such Guarantor as at the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, if any, accompanied by a certificate of an Authorized Officer of such Guarantor, which certificate shall state that said financial statements fairly present the financial condition and results of operations of such Guarantor in accordance with IFRS, consistently applied, as at the end of, and for, such periods (subject to normal year-end audit adjustments); provided that such Guarantor shall be deemed to have provided all such forms, financial statements or reports on the date on which such forms, financial statements or reports are posted (or a link thereto is provided) on an internet site notified in writing by the Issuer to the Holders and the Trustee;

(ii) as soon as available and in any event within 120 days after the end of each fiscal year of such Guarantor, a copy of the complete audited, consolidated statements of income, retained earnings and cash flow of such Guarantor, and the related audited, consolidated balance sheet of such Guarantor as at the end of such year prepared in accordance with IFRS and any related audit letter, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an opinion thereon of a firm of independent certified public accountants of recognized international standing; provided that such Guarantor shall be deemed to have provided all such forms, financial statements or reports on the date on which such forms, financial statements or reports are posted (or a link thereto is provided) on an internet site notified in writing by the Issuer to the Holders and the Trustee;

(iii) at the time it furnishes each set of financial statements as described in paragraph (ii) above, a certificate of an Authorized Officer of the Issuer stating that: (i) there has been no (x) notice, demand or other communication given or received by such Guarantor (A) pursuant to or relating to any of the Transaction Documents (including all requests for amendments or waivers) or pursuant to or relating to any Necessary Governmental Approval or (B) to or from any Governmental Authority relating in any way to the Project and (y) annual environmental reports required to be delivered to Petrobras under the Charter Agreements and Services Agreements; in each case identifying matters which would reasonably be expected to result in a Material Adverse Effect, or except as detailed in such certificate; and (ii) a review of the activities of the Issuer and each of the Guarantors during the preceding fiscal year has been made under the supervision of the signing Authorized Officer with a view to determining whether the Issuer and each other Project Party has kept, observed, performed and fulfilled its obligations under this Indenture, the Project Documents and the Security Documents, and further stating, as to such Authorized Officer signing such certificate, that to the best of his or her knowledge, the Issuer and each Project Party has kept, observed, performed and fulfilled each and every covenant contained in this Indenture, each Project Document and each Security Document and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or any Security Document (or, if a Default or Event of Default has occurred, describing in reasonable detail all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer or the relevant Guarantor is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto; and

(iv) promptly after any officer or director of such Guarantor knows or has a reasonable basis to believe that any Default or Event of Default or any material default by any Project Participant under any Project Document has occurred, an Officers’ Certificate describing any such event in detail and, specifying what action if any such Guarantor or, if known by such Guarantor, such Project Participant has taken and/or proposes to take with respect thereto;

(b) Each Guarantor will also, for so long as any Notes remain outstanding, furnish or cause to be furnished to the Trustee the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act; and the Trustee will furnish such information to the Holders, beneficial owners of the Notes and prospective investors upon written request.

Section 4.04 Taxes.

Each of the Issuer and the Guarantors shall duly pay and discharge before they become overdue all material taxes, assessments and other governmental charges or levies imposed by a Governmental Authority upon it or its Property, income or profits; provided that any of the Issuer or the Guarantors may contest in good faith any such tax, assessment, charge, levy, claim or obligation and, in such event, may permit the tax, assessment, charge, levy, claim or obligation to remain unpaid during any period, including appeals, when the Issuer or such Guarantor is in good faith contesting the same by proper proceedings, so long as (i) adequate reserves shall have been established with respect to any such tax, assessment, charge, levy, claim or obligation, accrued interest thereon and potential penalties or other costs relating thereto, or other adequate provision for payment thereof shall have been made, and (ii) such contest would not reasonably be expected to result in a Material Adverse Effect.

Section 4.05 Compliance with Laws.

Each of the Issuer and the Guarantors shall conduct its business, and each Guarantor shall cause its Drilling Rig to be duly operated in compliance with, all requirements of applicable Law, including all Necessary Governmental Approvals, Environmental Laws, the International Safety Management (ISM) Code and the International Ship and Port Facility Security (ISPS) Code, except where any failure to comply would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect; provided that any of the Issuer or the Guarantors may, at its expense, contest by appropriate proceedings conducted in good faith the validity or application of any such requirement of applicable

Law, so long as (a) none of the Secured Parties would be subject to any liability for failure to comply therewith and (b) the institution of such proceedings would not reasonably be expected to result in a Material Adverse Effect.

Section 4.06 Stay, Extension and Usury Laws.

Each of the Issuer and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Issuer and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.

Neither the Issuer nor either Guarantor will, directly or indirectly:

(i) declare or pay any dividend or make any other payment or distribution on account of the Issuer or such Guarantor’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or such Guarantor) or to the direct or indirect holders of the Issuer’s or such Guarantor’s Equity Interests in their capacity as such, other than, in each case, (i) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer or such Guarantor and (ii) dividends or distributions payable to the Issuer or such Guarantor;

(ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuer or such Guarantor) any Equity Interests of the Issuer or such Guarantor or any direct or indirect parent of the Issuer or such Guarantor;

(iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Issuer or such Guarantor that is contractually subordinated to the Notes or the Note Guarantees, other than solely with the proceeds from a Permitted Equity Issuance or Permitted Subordinated Indebtedness;

(iv) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Constellation Intercompany Debt, other than solely with (i) the net proceeds of the Notes remaining on deposit in the Note Proceeds Account after the First Note Proceeds Utilization upon satisfaction of all conditions to the occurrence of the Second Notes Proceeds Utilization or (ii) proceeds from a Permitted Equity Issuance or Permitted Subordinated Indebtedness;

(v) pay any indemnity or any other amount under any Second Note Proceeds Intercompany Debt, other than solely with the proceeds from a Permitted Equity Issuance or Permitted Subordinated Indebtedness; or

(vi) make any Investment other than a Permitted Investment;

(all such payments and other actions set forth in these clauses (i) through (vi) above being collectively referred to as “Restricted Payments”); provided that each Guarantor may make (i) a prepayment on such Guarantor’s Intercompany Issuer Note to the extent necessary to permit the Issuer to redeem, repurchase or make any payment of principal, interest or other amounts due under the Notes permitted under this Indenture (ii) upon the repayment in full of the Existing Project Finance Obligations, the Constellation Receivables Offset Distribution, (iii) upon the satisfaction of all conditions to the occurrence of the Second Note Proceeds Utilization, any Restricted Payment solely with the net proceeds of the Notes remaining on deposit in the Note Proceeds Account after the occurrence of the First Note Proceeds Utilization pursuant to Section 4.24, or (iv) a Distribution in accordance with this Indenture.

Star International will not be entitled to remit funds from the Offshore Distribution Holding Account to either Guarantor’s Offshore Distribution Account on any Distribution Date (a “Distribution”), unless the following conditions are satisfied (such conditions being referred to collectively as the “Distribution Release Conditions”):

(i) no Default shall have occurred and be continuing or would occur from the making of such Distribution;

(ii) a Consolidated Historical Debt Service Coverage Statement for the Semester Date immediately preceding the date of the proposed Distribution has been delivered to the Trustee, which Consolidated Historical Debt Service Coverage Statement shall state that the Consolidated Historical Debt Service Coverage Ratio as of the Semester Date immediately preceding the date of the proposed Distribution for the 12-month period ending on such Semester Date was at least 1.20:1.00;

(iii) each of the Guarantor Collateral Accounts is fully funded;

(iv) at least one scheduled payment of principal under the Notes has been made;

(v) any amounts due on the Notes and deferred as a result of a Deferral Event shall have been fully paid; and

(vi) any amounts that would be part of such Distribution shall have been deposited in the Offshore Distribution Holding Account before the commencement of the Retention Period.

Not later than the date of making a Distribution, the Issuer shall deliver to the Trustee and the Collateral Agent a certificate of an Authorized Officer of the Issuer stating that such Distribution complies, or will comply, with the terms of this Indenture and setting forth in reasonable detail the basis upon which each of the required calculations was computed.

Section 4.08 Additional Amounts.

(a) All payments made by the Issuer with respect to the Notes or by the Guarantors with respect to the Note Guarantees will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments, or other governmental charges of whatever nature (collectively, “Taxes”) imposed or levied by or on behalf of the Cayman Islands, Brazil, the British Virgin Islands or any other jurisdiction in which the Issuer or either Guarantor is resident for tax purposes, or any other jurisdiction through which any such payments under the Notes or the Note Guarantees are made, or any political subdivision of any such jurisdiction having power to tax (each, a “Relevant Jurisdiction”) unless the Issuer or the Guarantors are compelled by applicable Law to deduct or withhold such taxes, duties, assessments, or governmental charges.

(b) If the Issuer or the Guarantors are so required to deduct or withhold or deduct any amounts for or on account of Taxes from any payment made under or with respect to the Notes or the Note Guarantees, as applicable, the Issuer or the Guarantors, as applicable, will make such deduction or withholding, make payment of the amount so withheld to the appropriate Governmental Authority and pay such additional amounts (“Additional Amounts”) as may be necessary such that the net amounts received in respect of such payment by such Holder (including Additional Amounts) after such withholding or deduction shall equal the respective amounts of principal, interest or other amounts which such Holder would have received in respect of the Notes or under the Note Guarantees if such Taxes had not been required to be so withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a Holder:

(i) to, or to a third party on behalf of, a Holder who is liable for such taxes, duties, assessments or governmental charges in respect of such Note or Note Guarantee by reason of the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such Holder, if such Holder is an estate, a trust, a partnership, a limited liability company or a corporation) and the Relevant Jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein, other than the mere holding of the Note or the benefit of the Note Guarantees or enforcement of rights and the receipt of payments with respect to the Note or the Note Guarantees;

(ii) in respect of any Note presented for payment more than 30 days after the Relevant Date, except to the extent that the Holder of such Note would have been entitled to such Additional Amounts on surrender of such Note for payment on or prior to the last day of such period of 30 days;

(iii) where such Additional Amount is imposed on a payment to an individual and is required to be made pursuant to any applicable Law implementing or complying with, or introduced in order to conform to, European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council Meeting of 26-27 November 2000;

(iv) to, or to a third party on behalf of, a Holder who is liable for such taxes, duties, assessments or other governmental charges by reason of such Holder’s failure to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the Relevant Jurisdiction, if (1) compliance is required by the Relevant Jurisdiction, as a precondition to, exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and (2) the Issuer has given the Holders at least 30 days’ notice that Holders will be required to provide such certification, identification or other requirement;

(v) in respect of any estate, inheritance, gift, sales, transfer, capital gains, excise or personal property or similar tax, assessment or governmental charge;

(vi) in respect of any tax, assessment or other governmental charge which is payable other than by deduction or withholding from payments of principal of or interest on the Note or payments by the Guarantors under the Note Guarantees or is otherwise payable by direct payment by the Issuer or the Guarantors in respect of claims made against the Issuer or the Guarantors under the Financing Documents;

(vii) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal, premium (if any) or interest on the Notes or any payment by the Guarantors if such tax, assessment or other governmental charge results from the presentation of such Note for payment (in cases in which presentation is required) and the payment can be made without such withholding or deduction by the presentation of such Note for payment to another available paying agent of the Issuer; or

(viii) in respect of any combination of the above.

(c) Notwithstanding anything herein to the contrary, no Additional Amounts shall be paid with respect to any payment on a Note to a Holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment to the extent that payment would be required by the applicable Laws of the Relevant Jurisdiction to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in a limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had that beneficiary, settlor, member or beneficial owner been the Holder of such Note.

(d) In the event that Additional Amounts actually paid with respect to the Notes or under the Note Guarantees described above are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the Holder of such Notes or the benefit of the Note Guarantees, and, as a result thereof such Holder is entitled to make claim for a refund or credit of such excess from the Governmental Authority imposing such withholding tax, then such Holder shall, by accepting such Notes and the benefit of such Note Guarantees, be deemed to have assigned and transferred all right, title, and interest to any such claim for a refund or credit of such excess to the Issuer or the Guarantors, as applicable.

(e) Whenever in this Indenture or the Notes there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 4.08 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(f) The obligations to make payments of Additional Amounts with respect to principal, interest or other amounts payable on the Notes or the Note Guarantees will survive any termination or discharge of this Indenture, payment of the Notes, discharge of the Note Guarantees and/or the resignation or removal of the Trustee, the Collateral Agent or any Agent hereunder.

Section 4.09 Incurrence of Indebtedness and Issuance of Disqualified Stock.

(a) Neither Guarantor will, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness, and neither Guarantor will issue any Disqualified Stock.

(b) The provisions of Section 4.09(a) hereof will not prohibit the incurrence by a Guarantor of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(i) Indebtedness under the Existing Project Finance Obligations;

(ii) Indebtedness under the Financing Documents;

(iii) Permitted Refinancing Indebtedness;

(iv) Permitted Subordinated Indebtedness;

(v) Indebtedness evidenced by the Intercompany Issuer Note; and

(vi) Constellation Intercompany Debt.

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09.

Section 4.10 Dispositions.

(a) Neither Guarantor shall consummate a Disposition unless (1) such Disposition is for Fair Market Value and otherwise permitted under this Indenture, and (2) at least 90% of the consideration therefor received by the applicable Guarantor is in the form of cash, Cash Equivalents or Replacement Assets or any combination thereof. For the purposes of this Section 4.10(a), the assumption by the purchaser of Indebtedness or other obligations (other than Permitted Subordinated Indebtedness) of the applicable Guarantor pursuant to customary arrangements, and instruments or securities received from the purchaser that are promptly, but in any event within 30 days of the closing, converted by the applicable Guarantor to cash, to the extent of the cash actually so received, shall be considered cash received at closing.

(b) Within 360 days after the receipt by a Guarantor of any Net Disposition Proceeds, such Guarantor may apply up to an amount in aggregate equal to such Net Disposition Proceeds to make any capital expenditure or to purchase Replacement Assets (or enter into a binding agreement to make such capital expenditure or to purchase any such Replacement Assets); provided that such capital expenditure or purchase is consummated within the later of (x) 360 days after the receipt of the relevant Net Disposition Proceeds and (y) 180 days after the date of such binding agreement.

(c) Subject to Section 3.09(e), when accumulated Excess Disposition Proceeds equal or exceed $25.0 million, the Issuer shall, within 30 days, make an Offer to Purchase the maximum principal amount of Notes, together with accrued and unpaid interest, if any, thereon to, but excluding, the applicable purchase date (subject to the rights Holders on the relevant record date to receive interest due on the relevant interest payment date) that may be purchased with the Excess Disposition Proceeds (any such offer, an “Excess Disposition Offer”), at a purchase price equal to 100% of the principal amount of the Notes to be purchased, together with accrued and unpaid interest, if any, thereon to, but excluding, the applicable purchase date. For the avoidance of doubt, upon the completion of any Excess Disposition Offer, Excess Disposition Proceeds will be reset at zero, and any Excess Disposition Proceeds remaining after giving effect to the consummation of such Excess Disposition Offer may be used for any purpose not otherwise prohibited in this Indenture.

Section 4.11 Transactions with Affiliates.

(a) Neither Guarantor will (a) make any Investment in or any payment to, (b) sell, lease, transfer, assign or otherwise dispose of any of their Property to, (c) purchase or acquire Property from, or (d) enter into or make or amend any transaction, contract, agreement, arrangement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of such Guarantor (each, an “Affiliate Transaction”), unless:

(i) the Affiliate Transaction is on terms that are no less favorable to such Guarantor than those that would have been obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of such Guarantor; and

(ii) prior to an Affiliate Transaction for any transaction amount in excess of $15.0 million, the applicable Guarantor delivers to the Trustee a certificate of an Authorized Officer of such Guarantor stating that such Affiliate Transaction complies with the Indenture;

provided, that the restrictions and conditions set forth in this Section 4.11 shall not apply to any Affiliate Transaction (i) under any Project Document that is effective as of the Issue Date, (ii) under any Financing Document, (iii) entered into in order to consummate the Hopelake Acquisition, (iv) entered into in order to consummate the Issuer Reorganization, (v) entered into in order to consummate the Asset reorganization; (vi) between the Issuer and the Guarantors, (vii) between the Guarantors (including, for the avoidance of doubt, the Bareboat Charter Agreement), (viii) consisting of Constellation Intercompany Debt (or the repayment thereof), or (ix) consisting of Second Note Proceeds Intercompany Debt.

Section 4.12 Liens.

Neither Guarantor will directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any Property now owned or hereafter acquired, except Permitted Liens.

Section 4.13 Limitation on Leases and Sale and Leaseback Transactions.

Neither Guarantor shall enter into any agreement, or be or become liable as lessee under any agreement, for the lease, hire or use of any Property, except for operating leases of Property (which do not constitute Capital Lease Obligations); provided that such Guarantor’s aggregate payment obligations under all such operating leases shall not exceed $5.0 million in any calendar year. Neither Guarantor shall enter into any Sale and Leaseback Transaction.

Section 4.14 Maintenance of Existence; Business Activities.

Each of the Issuer and the Guarantors shall:

(i)	preserve and maintain its legal existence under the applicable Laws of its jurisdiction of organization and all of its material licenses, rights, privileges and franchises necessary for the maintenance of its corporate existence;

(ii)	comply, in all material respects, with its Organizational Documents;

(iii)	in the case of the Guarantors, engage solely in the business of owning, operating and maintaining the Facilities and activities ancillary thereto and any other activity expressly contemplated by the Transaction Documents, and, in the case of the Issuer, engage solely in activities expressly contemplated by the Transaction Documents; and

(iv)

refrain from making any amendments to its Organizational Documents other than those that would not reasonably be expected to (i) result in a Material Adverse Effect or (ii) increase the risk of the Issuer or such Guarantor of being consolidated with another Person in the event of a bankruptcy of the Issuer or such Guarantor, including, for the avoidance of doubt, amendments necessary in connection with a merger or consolidation of any of the Issuer or the Guarantors permitted under Article 5 hereof.

Section 4.15 Offer to Repurchase Upon Change of Control.

Subject to Section 3.09(e), not later than 30 days following a Change of Control that results in a Rating Decline, the Issuer shall make an Offer to Purchase all, but not less than all, of the Notes at a purchase price equal to 101% of the outstanding principal amount of the Notes to be purchased, together with accrued and unpaid interest, if any, thereon to, but excluding, the applicable purchase date (subject to the rights of the Holders on the relevant record date to receive interest due on the relevant interest payment date) (any such offer, a “Change of Control Offer”). Such Change of Control Offer may be made in advance of a Change of Control and conditioned upon the consummation of such Change of Control; provided that a definitive agreement is in place for such Change of Control at the time such Offer to Purchase is made. The Issuer shall mail or cause to be mailed notice of a Change of Control Offer in accordance with Section 3.03 hereof.

If the Offer Purchase Date for any Change of Control Offer is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Holder in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Change of Control Offer.

Section 4.16 Inspection.

(a) Each Guarantor shall permit, and cause the Operating Company to permit, at the expense of such Guarantor, representatives of the Trustee, the Insurance Advisor and the Independent Engineer, with reasonable advance notice, during normal business hours and at such intervals as such Person shall desire, to visit and inspect its Drilling Rigs, to examine, copy and make extracts from its (and the Operating Company’s) books and records, to inspect its Properties, and to discuss its business and affairs with its (and the Operating Company’s) officers and engineers, all to the extent reasonably requested by the Trustee, the Insurance Advisor or the Independent Engineer, provided, however, that such visits and inspections shall be subject to availability of transportation and, if required, approval by Petrobras. Each Guarantor will assist the officers and designated representatives of the Trustee, the Insurance Advisor and the Independent Engineer in its communications with such Guarantor’s independent auditors (whose fees and expenses shall be for the account of such Guarantor) regarding such Guarantor’s accounts and operations; provided, however, that upon the occurrence of a Default or an Event of Default and its continuance, the officers and designated representatives of the Trustee, the Insurance Advisor and the Independent Engineer shall be entitled to communicate directly with each Guarantor’s independent auditors (whose fees and expenses shall be for the account of such Guarantor), it being understood that representatives of the applicable Guarantor will participate in any such direct communication, at any reasonable time and upon prior written notice to the Guarantor, regarding such Guarantor’s accounts and operations.

(b) Each Guarantor shall permit, and cause the Operating Company to permit, the Trustee, the Independent Engineer and the Insurance Advisor to review (i) any quality control data and (ii) any other data relating to the Project as may be reasonably requested by the Trustee, the Independent Engineer or the Insurance Advisor, as the case may be.

(c) For the avoidance of doubt, so long as no Event of Default shall have occurred and be continuing, (i) inspections and visits at the expense of a Guarantor shall be limited to one inspection or visit each year by the Insurance Advisor and the Independent Engineer and (ii) the Guarantors shall not be responsible for the cost of travel accommodations or travel costs other than travel to the nearest port city and to the Facilities and reasonable accommodations on the Facilities and in such port city.

Section 4.17 Governmental Approvals.

Each Guarantor shall from time to time obtain and maintain, or cause to be obtained and maintained, each Necessary Governmental Approval as shall now or hereafter be required under applicable Laws, except if (a) the inability to obtain, or the rescission, termination, modification or suspension of such Necessary Governmental Approval is being contested by appropriate proceedings in accordance with this Indenture, and (b) the failure to obtain or maintain such Necessary Governmental Approval or any such proceedings would not reasonably be expected to result in a Material Adverse Effect.

Section 4.18 Insurance.

To the extent available to each Guarantor on commercially reasonable terms, and to the extent permitted by applicable Law, such Guarantor shall maintain or cause to be maintained in full force and effect, with financially sound insurers of international standing, insurance coverage for the Project in relation to its operations and Property in accordance with Good Practices, including:

(a) hull and machinery insurance and increased value insurance, with a combined policy limit equal to 100% of the aggregate outstanding principal under the Notes;

(b) war risks insurance, with a combined policy limit equal to the aggregate outstanding principal under the Notes; and

(c) protection and indemnity insurance, with a policy limit equal to $150.0 million in respect of each Drilling Rig.

Such insurance shall (i) name such Guarantor as named insured and loss payee, and (ii) note the interest of the Collateral Agent thereon as a mortgagee and loss payee (other than under third-party liability insurance policies) for its rights and interests. The Guarantors shall cause all Insurance Proceeds to be applied in accordance with the terms of this Indenture.

Section 4.19 Application of Net Available Amounts from Events of Loss.

(a) If an Event of Loss shall occur, each Guarantor may apply any Net Available Amount received by it as a result of such Event of Loss to Restore (or reimburse the Sponsor for the costs of Restoration of) the Affected Property without any obligation of the Issuer to make a purchase of Notes pursuant to this Indenture; provided that if in respect of such Event of Loss (x) the Affected Property constitutes the entirety or any portion of either Drilling Rig (“Affected Drilling Rig Property”) and (y) the Net Available Amount in respect of such Event of Loss is equal to or greater than $35.0 million, then the applicable Guarantor may not apply such Net Available Amount to Restore (or reimburse the Sponsor for the costs of Restoration of) the Affected Drilling Rig Property unless, for any such Event of Loss, the applicable Guarantor delivers to the Collateral Agent and Trustee within 120 days of the occurrence of such Event of Loss a certificate of an Authorized Officer of the applicable Guarantor and a written verification from the Independent Engineer, each stating that the aggregate of all Net Available Amounts, funds on deposit in the Guarantor Collateral Accounts, binding equity commitments with respect to funds, anticipated Insurance Proceeds and any available proceeds from Permitted Subordinated Indebtedness or a Permitted Equity Issuance are sufficient to (x) Restore the Affected Drilling Rig Property or reimburse the Sponsor for the costs of Restoration thereof, as the case may be, and (y) pay scheduled principal and interest on the Notes during the period of such Restoration.

(b) Subject to Section 3.09(e), when accumulated Excess Loss Proceeds equal or exceed $35.0 million, the Issuer shall, within 30 days, make an Offer to Purchase the maximum principal amount of Notes, together with accrued and unpaid interest, if any, thereon to, but excluding, the applicable purchase date (subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date) that may be purchased with the Excess Loss Proceeds (any such Offer to Purchase, an “Excess Loss Offer”), at a purchase price equal to 100% of the principal amount of the Notes to be purchased, together with accrued and unpaid interest, if any, thereon to, but excluding, the applicable purchase date. For the avoidance of doubt, upon completion of any Excess Loss Offer, the amount of Excess Loss Proceeds will be reset at zero, and any Excess Loss Proceeds remaining after giving effect to the consummation of such Excess Loss Offer may be used for any purpose not otherwise prohibited in this Indenture.

Section 4.20 Project Maintenance.

(a) Each Guarantor shall maintain and preserve its Drilling Rig and all of its other Properties necessary or useful in the proper conduct of its business in good working order and in such condition that its Drilling Rig will have the capacity and functional ability to perform, on a continuing basis (ordinary wear and tear excepted), in normal commercial operation, in each case, pursuant to the Charter Agreement and the Services Agreement to which such Guarantor is a party, unless such failure to so maintain and preserve such Drilling Rig and other Properties would not reasonably be expected to result in a Material Adverse Effect.

(b) Each Guarantor shall cause its Drilling Rig to be operated, serviced, maintained and repaired so that the condition and operating efficiency thereof will be maintained and preserved (ordinary wear and tear excepted) in all material respects in accordance and compliance with (i) Good Practices, (ii) such operating standards as shall be required to enforce any material warranty claims against dealers, manufacturers, vendors, contractors, and sub-contractors, (iii) the terms and conditions of all insurance policies maintained with respect to such Drilling Rig at any time and (iv) the terms of the Charter Agreement and the Services Agreement to which such Guarantor is a party, in each case, unless the failure to perform any such action would not reasonably be expected to result in a Material Adverse Effect.

(c) Neither Guarantor shall, in any material respect, alter, remodel, add to, remove, reconstruct, improve or demolish any material part of its Drilling Rig, except if any such alteration, remodeling, addition, removal, reconstruction, improvement or demolition (i) would not reasonably be expected to result in a Material Adverse Effect and (ii) such Guarantor obtains written verification by the Independent Engineer that such alteration, remodeling, addition, removal, reconstruction, improvement or demolition would not reasonably be expected to result in a material adverse effect on the performance of such Guarantor’s or the Operating Company’s obligations under any Charter Agreement and the Services Agreement to which such Guarantor is a party, provided that such verification need not be obtained if such alteration, remodeling, addition, removal, reconstruction, improvement or demolition arises solely in connection with an Event of Loss or Disposition permitted under this Indenture or as a result of a request from Petrobras in accordance with the terms of the relevant Charter Agreement.

(d) Neither Guarantor shall, directly or indirectly, make or commit to make any expenditure in respect of the purchase or other acquisition of fixed or capital Property, other than (i) expenditures reasonably required in connection with the Project, (ii) expenditures of any Net Available

Amount applied to the Restoration of any Affected Property in accordance with Section 4.19 hereof, (iii) expenditures of Net Disposition Proceeds applied to the purchase any Property, including Replacement Assets, in accordance with Section 4.10 hereof, or (iv) expenditures funded solely with the proceeds of a Permitted Equity Issuance or Permitted Subordinated Indebtedness, unless such Guarantor shall deliver to the Trustee a certificate of an Authorized Officer of such Guarantor describing in reasonable detail such expenditure and stating that such expenditure would not reasonably be expected to result in a Material Adverse Effect.

Section 4.21 Performance of Project Documents.

(a) Each Guarantor shall perform and observe, in all material respects, all of its covenants and agreements contained in any of the Project Documents to which it is or becomes a party, and shall take all necessary action to prevent the termination of any of the Project Documents in accordance with the terms thereof or otherwise (other than by virtue of the scheduled expiration in the ordinary course of such Project Document in accordance with its terms), unless (i) such Guarantor obtains a Ratings Affirmation in connection with such failure to perform and observe or such termination or (ii) such Guarantor shall deliver to the Trustee (A) a certificate of an Authorized Officer of such Guarantor describing in reasonable detail such failure to perform and observe or such termination and stating that such failure to perform and observe or such termination would not reasonably be expected to result in a Material Adverse Effect (under items (i), (ii) and (iv) of the definition of “Material Adverse Effect”) and (B) solely in the case of a failure to comply with or observe, in all material respects, any covenants and agreements contained in the relevant Project Document, written verification by the Independent Engineer that such failure to perform and observe would not reasonably be expected to result in a material adverse effect on the viability of the Project.

(b) Each Guarantor shall instruct all Project Participants to make all payments payable to such Guarantor to the Offshore Accounts Bank for deposit in the applicable Guarantor Collateral Accounts in accordance with the Guarantor Accounts Agreement.

Section 4.22 Amendment of Project Documents and Additional Project Documents.

(a) Neither Guarantor shall (i) subject to the provisions of Section 4.22(b), amend, supplement, modify in any material respect or give any consent to or waiver of any material matter under any Project Document or (ii) except as required or otherwise permitted by the Financing Documents and this Indenture, enter into any Additional Project Document, unless in either case such Guarantor shall deliver to the Trustee (x) a certificate of an Authorized Officer of such Guarantor describing in reasonable detail the relevant action and stating that such action would not reasonably be expected to result in a Material Adverse Effect and (y) written verification by the Independent Engineer that such action would not reasonably be expected to result in a material adverse effect on the viability of the Project.

(b) Notwithstanding the foregoing, the Guarantors shall, promptly upon the repayment in full of the Existing Project Financing Obligations: (i) amend the Bareboat Charter Agreement solely to provide that payments by Star International to Alaskan Star Ltd. thereunder will be made upon the application of funds paid by Petrobras under the Alaskan Star Charter Agreement pursuant to the terms of the Guarantor Accounts Agreement; and (ii) amend the Constellation Management Agreement solely to (A) provide that the services provided by Constellation Services to Alaskan Star Ltd. pursuant to the terms set forth therein be also provided to Star International with respect to the Atlantic Star Charter Agreement and (B) extend the term of the Constellation Management Agreement until the payment in full of all Obligations under the Notes.

Section 4.23 Certain Agreements.

Neither Guarantor shall enter into any agreement or undertaking other than the Transaction Documents or as otherwise permitted pursuant to the terms of this Indenture, restricting, or purporting to restrict, in any material respect, the ability of either Guarantor to comply with the terms of this Indenture or to amend this Indenture or any other Financing Document.

Section 4.24 Use of Proceeds.

Each Guarantor shall use the proceeds of the Intercompany Issuer Note solely (i) to pay the Existing Project Finance Obligations, (ii) to pay any Project Costs in accordance with the Transaction Documents, (iii) for general corporate purposes of the Guarantors, which shall include the repayment in full of any Constellation Intercompany Debt and may include making distributions or loans to Constellation or any of its Affiliates (including for purposes of effecting the Hopelake Acquisition) and (iv) to fund the Offshore Debt Service Reserve Account pursuant to the terms of this Indenture and the Guarantor Accounts Agreement.

Section 4.25 Subsidiaries.

Neither Guarantor shall own any Subsidiary other than the Issuer.

Section 4.26 Transfers of Equity Interests.

Neither Guarantor shall (a) permit or consent to the transfer (by assignment, sale or otherwise) of any of its Equity Interests, or (b) issue any new Equity Interests; provided, that either Guarantor may permit or consent to the assignment, sale or transfer of its Equity Interests or to the issuance of new Equity Interests (each a “Transfer”) if such Transfer is consummated in compliance with the terms of this Indenture and each of the following conditions:

(i)	after giving effect to any such Transfer, no Change of Control shall have occurred;

(ii)	such Transfer shall be made expressly subject to the granting of a Lien in favor of the Collateral Agent on the Equity Interests so being transferred, and any Person that owns any Equity Interest in either Guarantor as a result of such Transfer shall, simultaneously with such Transfer, sign a pledge agreement substantially identical to the Pledge Agreements and otherwise in form, scope and substance satisfactory to the Trustee (acting upon the instructions of the Majority Holders); and

(iii)	such Person referred to in paragraph (2) above shall, simultaneously with such Transfer, execute and deliver to the Collateral Agent such financing statements and other documents and instruments necessary or as the Collateral Agent may reasonably request in order to evidence, secure, and perfect the Collateral Agent’s security interest in and Lien on such Equity Interests.

For the avoidance of doubt, this limitation shall not restrict the Hopelake Acquisition, the Issuer Reorganization or the ability of either Guarantor to enter into a Pledge Agreement or any other pledge agreement with respect to any Equity Interests of such Guarantor with the Collateral Agent.

Section 4.27 Accounting and Financial Management.

Each of the Issuer and the Guarantors shall (a) maintain adequate management information and cost control systems and (b) maintain a system of accounting in which full and correct entries shall be made of all financial transactions and the assets and business of such Person in accordance with IFRS. In the event that any of the Issuer or the Guarantors replaces its existing auditors for any reason, such Person shall appoint and maintain as auditors another firm of independent public accountants, which firm shall be internationally recognized.

Section 4.28 Guarantor Prepayments.

In connection with any redemption or Offer to Purchase required or permitted pursuant to Article 3 hereof, the applicable Guarantor shall make a prepayment on its respective Intercompany Issuer Note to the extent necessary to allow the Issuer to (and the Issuer shall) consummate such redemption or Offer to Purchase, as the case may be, in accordance with Article 3 hereof.

Section 4.29 Ranking.

The Issuer shall ensure that the Notes will at all times be general, direct, unsubordinated and unconditional obligations of the Issuer that rank pari passu at all times in terms of priority for payment with all of its other unsubordinated obligations whether now or hereafter outstanding, subject to any mandatory preferences under applicable Law.

Section 4.30 Limitations and Restrictions on the Issuer.

(a) The Issuer shall not engage in any business or enter into, or be a party to, any transaction or agreement except:

(i) the issuance, sale, redemption, repurchase, or defeasance of the Notes and activities incidentally related thereto;

(ii) the Intercompany Issuer Note;

(iii) as required by applicable Law; and

(iv) an agreement entered into by the Issuer in connection with the opening of a bank account with a bank to be selected by the Issuer (such account, the “Pay-in Account”) into which no more than $50,000 shall be deposited for the sole purpose of the payment by Constellation for the issued and outstanding Capital Stock of the Issuer; it being understood that the proceeds deposited in the Pay-in Account may be used at the discretion of the Issuer solely to pay expenses of the Issuer.

(b) The Issuer shall not acquire or own any Subsidiaries or other assets or Properties, except (1) Permitted Investments pursuant to the terms of this Indenture, (2) any assets related to Intercompany Issuer Note, (3) the Notes, and (4) other non-material assets and properties, including the Pay-In Account and the amounts deposited therein, which shall not exceed $50,000.

(c) The Issuer shall not incur any Indebtedness (other than the Notes) or issue any Disqualified Stock.

(d) The Issuer shall not create, assume, incur or suffer to exist any Lien upon any Property whatsoever, except for Permitted Liens.

(e) The Issuer shall not (1) enter into any merger into or consolidation, amalgamation, joint venture, or other form of combination with any other Person (whether or not the Issuer is the surviving corporation) or (2) sell, lease, sublet, convey or otherwise dispose of (or permit or consent to the sale, lease, sublet, conveyance or other disposition of) any of its Property, in one or more related transactions, to any Person, other than, in each case, (i) sales or other dispositions of Permitted Investments prior to the Stated Maturity thereof, (ii) Restricted Payments permitted under Section 4.07 hereof, (iii) other payments permitted under or contemplated by the Financing Documents, (iv) waivers or amendments to contracts or other rights as permitted under this Indenture, and (v) redemptions or repurchases of the Notes in accordance with Article 3 hereof.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger or Consolidation, Sale of Property, and Dispositions; Purchase of Property.

(a) Neither Guarantor will, directly or indirectly: (i) merge into or consolidate with any other Person (whether or not such Guarantor is the surviving corporation) or change its form of organization as a limited liability company organized under the laws of the British Virgin Islands or the Cayman Islands, as applicable, (ii) sell, lease, sublet (or, with respect to the Drilling Rigs, consent to Petrobras subletting), convey or otherwise dispose of (or permit or consent to the sale, lease, sublet, conveyance or other disposition of) all or substantially all of its Property, in each case, in one or more related transactions, to any Person or (iii) make any other Disposition, other than:

(i) chartering and servicing of the Drilling Rigs pursuant to the Charter Agreements and/or the Services Agreements (and any other chartering or servicing thereof), in each case subject to the terms of this Indenture;

(ii) sales or other dispositions of Permitted Investments;

(iii) Restricted Payments permitted under Section 4.07 hereof;

(iv) other payments permitted under or contemplated by the Financing Documents;

(v) sales or exchanges entered into with Affiliates of such Guarantor of spare parts or consumables for the Drilling Rig of such Guarantor permitted under Section 4.11 hereof;

(vi) sales or other dispositions of Obsolete Assets; provided that, if the amount of all such sales or other dispositions of Obsolete Assets by any Guarantor during any fiscal year exceeds U.S.$10.0 million, such Guarantor shall deliver to the Trustee a certificate of an Authorized Officer of such Guarantor stating that such sale of Obsolete Assets complies with the terms of this Indenture; and

(vii) transfers or other dispositions of the Transferred Assets in order to effect the Asset Reorganization.

(b) Neither Guarantor shall purchase or acquire any Property other than (i) Property which is reasonably required in connection with the Project and (ii) cash or Permitted Investments.

Section 5.02 Issuer Reorganization.

Notwithstanding anything to the contrary in this Indenture, the Issuer, the Guarantors and the Sponsor will be permitted to consummate the Issuer Reorganization; provided that, on the date of the conclusion of the Issuer Reorganization, each of the Issuer and the Guarantors shall have delivered to the Trustee a certificate of an Authorized Officer stating that the Issuer Reorganization could not reasonably be expected to result in a Material Adverse Effect and the Issuer shall have provided the Trustee with:

(a) legal opinions from external British Virgin Islands counsel to the Issuer to the effect that:

(i) there is no income or other tax of the British Virgin Islands imposed by withholding or otherwise on any payment to be made to or by the Issuer or the Guarantors pursuant to the documents giving effect to the Issuer Reorganization;

(ii) to the extent governed by the British Virgin Islands law, the documentation giving effect to the Issuer Reorganization is valid, binding and effective (subject to standard legal opinion assumptions and qualifications and closing conditions set forth in the relevant documentation);

(iii) if the Issuer Reorganization is carried out in accordance with the documentation referred to in clause (ii), all Liens on the Collateral created under the Issuer Share Pledge Agreement will continue to be valid and effective;

(iv) the Issuer Reorganization does not contravene any applicable Law and will not result in the creation of any Lien on any Properties of the Project Parties (other than a continuing Lien on the Issuer’s shares pursuant to the terms of the Issuer Share Pledge Agreement); and

(v) neither the Sponsor nor its creditors will have any right to payment from or other recourse to the Issuer and the Guarantors pursuant to the documents giving effect to the Issuer Reorganization; and

(b) legal opinions from external Cayman Islands counsel to the Issuer to the effect that:

(i) there are no material adverse tax consequences to the Issuer or to the Guarantors in the Cayman Islands, nor adverse effects on the effectiveness of the Project Documents or the Financing Documents, resulting from the Issuer Reorganization;

(ii) the documentation giving effect to the Issuer Reorganization is valid, binding and effective (if applicable, subject to closing conditions set forth in such documentation) in accordance with its terms;

(iii) if the Issuer Reorganization is carried out in accordance with the documentation referred to in clause (ii), all Liens on the Collateral created under Cayman Islands law will continue to be valid and enforceable; and

(iv) neither the Sponsor nor its creditors will have any right to payment from or other recourse to the Issuer and the Guarantors pursuant to the documents giving effect to the Issuer Reorganization.

Section 5.03 Asset Reorganization.

Notwithstanding anything to the contrary in this Indenture, the Issuer, the Guarantors and any Affiliate thereof will at all times be permitted to consummate, and take all necessary action in connection with, the Asset Reorganization; provided that, on the date of the conclusion of the Asset Reorganization, each of the Issuer and the Guarantors shall have delivered to the Trustee a certificate of an Authorized Officer stating that the Asset Reorganization could not reasonably be expected to result in a Material Adverse Effect and the Issuer shall have provided the Trustee with legal opinions from external Cayman Islands counsel to the Issuer to the effect that:

(a) there is no income or other tax of the Cayman Islands imposed by withholding or otherwise on any payment to be made to or by Star International pursuant to the documents giving effect to the Asset Reorganization;

(b) there are no material adverse effects on the effectiveness of the Project Documents or the Financing Documents resulting from the Asset Reorganization.

(c) the documentation giving effect to the Asset Reorganization is valid, binding and effective (if applicable, subject to closing conditions set forth in such documentation) in accordance with its terms;

(d) if the Asset Reorganization is carried out in accordance with the documentation referred to in clause (b), all Liens on the Collateral created under Cayman Islands law will continue to be valid and enforceable;

(e) the Asset Reorganization does not contravene any applicable Law (including any applicable fraudulent or preferential transfer or insolvency law) and will not result in the creation of any Lien on any of the Property of Star International other than the Transferred Assets; and

(f) if the Asset Reorganization is carried out in accordance with the documentation referred to in clause (ii), (A) none of the Persons acting as transferees in connection with the Asset Reorganization (collectively, the “Transferee Persons”) or their creditors will have any recourse or right of chargeback to Star International with respect to the Transferred Assets held by it for losses thereon experienced by it; (B) each Transferee Person will bear all risk of loss due to the Transferred Assets; and (C) Star International has no obligation or right to repurchase any Transferred Assets.

Section 5.04 Hopelake Acquisition.

Notwithstanding anything to the contrary in this Indenture, the Issuer, the Guarantors and the Sponsor will at all times be permitted to consummate, and take all necessary action in connection with, the Hopelake Acquisition; provided that, on the date of the conclusion of the Hopelake Acquisition, each of the Issuer and the Guarantors shall have delivered to the Trustee a certificate of an Authorized Officer stating that the Hopelake Acquisition could not reasonably be expected to result in a Material Adverse Effect and the Issuer shall have provided the Trustee with:

(a) legal opinions from external British Virgin Islands counsel to the Issuer to the effect that:

(i) there is no income or other tax of the British Virgin Islands imposed by withholding or otherwise on any payment to be made to or by the Issuer or the Guarantors pursuant to the documents giving effect to the Hopelake Acquisition;

(ii) Hopelake is duly organized and validly existing and in good standing under the laws of the British Virgin Islands and has full power and authority to execute, deliver and perform its obligations under any Financing Documents to which it is or becomes a party;

(iii) the documentation giving effect to the Hopelake Acquisition is valid, binding and effective (if applicable, subject to standard legal opinion assumptions and qualifications and closing conditions set forth in the relevant documentation);

(iv) if the Hopelake Acquisition is carried out in accordance with the documentation referred to in clause (iii), all Liens on the Collateral created under the Alaskan Star Share Pledge Agreement will continue to be valid and effective; and

(v) the Hopelake Acquisition does not contravene any applicable Law and will not result in the creation of any Lien on any of the Property of either of the Guarantors (other than a continuing Lien on the shares of Alaskan Star Ltd. pursuant to the terms of the Alaskan Star Share Pledge Agreement); and

(b) legal opinions from external Cayman Islands counsel to the Issuer to the effect that:

(i) there are no material adverse tax consequences to the Issuer and the Guarantors in the Cayman Islands, nor adverse effects on the effectiveness of the Project Documents or the Financing Documents governed by the laws of the Cayman Islands, resulting from the Hopelake Acquisition;

(ii) the documentation giving effect to the Hopelake Acquisition is valid, binding and effective (if applicable, subject to standard legal opinion assumptions and qualifications and closing conditions set forth in the relevant documentation);

(iii) if the Hopelake Acquisition is carried out in accordance with the documentation referred to in clause (ii), all Liens on the Collateral created under the Atlantic Star Share Pledge Agreement will continue to be valid and enforceable; and

(iv) the Hopelake Acquisition does not contravene any applicable Law and will not result in the creation of any Lien on any of the Property of either of the Guarantors (other than a continuing Lien on the shares of Star International pursuant to the terms of the Atlantic Star Share Pledge Agreement).

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

Each of the following is an “Event of Default”:

(i) the Issuer shall default for 30 days in the payment when due of interest on the Notes;

(ii) the Issuer shall default in the payment when due (at maturity, upon acceleration or redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(iii) the Issuer or either Guarantor shall default in the payment when due of any principal of or interest on any of its Indebtedness (other than the Notes) in the aggregate amount of at least $25.0 million beyond any period of grace specified therein, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness (other than the Notes) in the aggregate amount of at least $25.0 million shall occur and continue if the effect of the occurrence and continuance of such event is to cause such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to the Stated Maturity of such Indebtedness and such acceleration is not rescinded or annulled within five Business Days;

(iv) failure by the Issuer or the Guarantors to comply with or perform any other agreement or covenant contained in this Indenture or in any other Financing Document and such failure shall continue unremedied for 60 days after notice to the Issuer by the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class;

(v) the Issuer, the Guarantors or the Operating Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors or (iii) commence a voluntary case under or file a petition to take advantage of any Bankruptcy Law (as now or hereafter in effect); provided that no such event shall constitute an Event of Default in respect of the Operating Company to the extent that the Operating Company is replaced by a Replacement Project Participant in accordance with the terms of this Indenture within (1) 45 days in respect of a Operating Company that is an Affiliate of the Sponsor or (2) 90 days in respect of a Operating Company that is not an Affiliate of the Sponsor, of the occurrence of such event;

(vi) a proceeding or case shall be commenced, without the application or consent of the Issuer, either Guarantor or the Operating Company in any court of competent jurisdiction, seeking (a) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (b) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person or of all or any substantial part of its Property or (c) similar relief in respect of the Issuer, either Guarantor, the Operating Company under any Bankruptcy Law, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Issuer, either Guarantor or, the Operating Company shall be entered and continue unstayed and in effect, for a period of 60 or more days in an involuntary case under any Bankruptcy Law; provided that no such event shall constitute an Event of Default in respect of the Operating Company to the extent that the Operating Company is replaced by a Replacement Project Participant in accordance with the terms of this Indenture within (1) 45 days in respect of a Operating Company that is an Affiliate of the Sponsor or (2) 90 days in respect of a Operating Company that is not an Affiliate of the Sponsor, of the occurrence of such event;

(vii) a final judgment or judgments for the payment of money in excess of (x) $10.0 million in the case of any one judgment, or (y) $25.0 million in the aggregate, shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Issuer or the Guarantors, and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Issuer or either Guarantor, as the case may be, shall not, within such 60-day period, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal

(viii) any of the Secured Parties shall cease to have a first priority, perfected Lien on any Collateral to the extent required by the Security Documents, subject to Permitted Liens;

(ix) any Services Agreement or Charter Agreement (a) shall be terminated (other than by virtue of the scheduled expiration in the ordinary course of such Project Document in accordance with its terms), (b) shall at any time for any reason cease to be valid and binding or (c) shall be declared to be null and void by any Governmental Authority; provided that no Event of Default shall occur if (1) any such Project Document is replaced within 90 days of such termination, cessation or declaration with a valid and binding replacement Project Document on terms not materially less favorable (taken as a whole) to the relevant Guarantor than the agreement being replaced with or among (x) the same parties or (y) a Replacement Project Participant or (2) a Ratings Affirmation shall have been obtained;

(x) either Guarantor shall have actually abandoned the Project;

(xi) an Expropriation Event shall have occurred; provided that, with respect to an Expropriation Event related to the Facilities, it shall only be an Event of Default if the Facilities shall not have been released or such Expropriation Event shall not have been rescinded within a period of 60 days after such Expropriation Event (or lesser period if such Guarantor shall not at all times during such period of 60 days be acting diligently to contest, discharge, settle or secure the same); provided that such 60-day period shall be extended for an additional 90 days if during such additional 90-day period (A) the Project Documents are in full force and effect, (B) funds are being deposited in the Guarantor Collateral Accounts in accordance with Section 4.21(b) hereof and (C) the Issuer and the Guarantors are meeting their payment obligations on the Notes or the Note Guarantees when due; or

(xii) the Note Guarantee of either Guarantor ceases to be in full force and effect, other than in accordance with the terms of this Indenture, or either Guarantor denies or disaffirms in writing its obligations under its Note Guarantee.

For the avoidance of doubt, a failure to make a funding of Guarantor Collateral Accounts in accordance with the Guarantor Accounts Agreement (other than the failure to timely make such initial funding of the Offshore O&M Service Reserve Account and the Offshore Debt Service Reserve Account) shall not by itself be an Event of Default hereunder if it is the result of insufficient funds being available for such funding in such Guarantor Collateral Accounts.

Section 6.02 Acceleration.

If an Event of Default, other than an Event of Default specified in clause (v) or (vi) of Section 6.01 hereof, occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer (and to the Trustee if the notice is given by the Holders of the Notes) may, and the Trustee at the written request of such Holders shall, declare all the Notes to be due and payable immediately, including all unpaid principal and accrued and unpaid interest, if any, thereon.

Upon any such declaration, the Notes shall become automatically due and payable immediately. Upon an Event of Default specified in clause (v) or (vi) of Section 6.01 hereof, all Notes then outstanding will become due and payable immediately, including all unpaid principal and accrued and unpaid interest, if any, thereon, without further action or notice on the part of the Trustee or any Holder.

The Majority Holders by written notice to the Issuer and to the Trustee may, on behalf of all of the Holders, rescind and annul a declaration of acceleration and its consequences if:

(i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived; and

(ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03 Notice of Event of Default; Other Remedies.

If any Event of Default occurs and is continuing and is known to a responsible officer of the Trustee, the Trustee will send notice of the Event of Default to each Holder within 90 days after it occurs, unless the Event of Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors of the Trustee in good faith determine that withholding the notice is in the interest of the Holders.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by Law.

Section 6.04 Waiver of Past Defaults.

Except as otherwise provided in this Indenture, the Majority Holders by written notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

The Majority Holders may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with applicable Law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of other Holders not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders.

Section 6.06 Limitation on Suits.

A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or Trustee, or for any other remedy under this Indenture or the Notes, unless:

(i) such Holder has previously given to the Trustee written notice of a continuing Event of Default;

(ii) Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under this Indenture;

(iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity or security reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(iv) the Trustee within 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(v) during such 60-day period, the Majority Holders have not given the Trustee a direction that is inconsistent with such written request.

Notwithstanding anything to the contrary herein, the right of a Holder to receive payment of principal of or interest on its Note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such dates, may not be impaired or affected without the consent of that Holder.

Section 6.07 Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable Law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any Property subject to such Lien.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(i) or (ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and their respective agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof and the Collateral Agent under Section 10.11 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and their respective agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof and the Collateral Agent under Section 10.11 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

First: to the Trustee, the Collateral Agent and the Offshore Accounts Bank and their respective agents and attorneys for amounts due under Section 7.06 and Section 10.11 hereof, or Section 10.10 of the Guarantor Accounts Agreement or Section 9.9 of the Issuer Accounts Agreement, as applicable, including payment of all compensation, reasonable expenses and liabilities incurred, and all advances made, by the Trustee and the Collateral Agent and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the form requirements of this Indenture and may rely on the advice of counsel to determine such conformance.

(c) The Trustee may not be relieved from liabilities for its own grossly negligent action or failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii) the Trustee will not be liable with respect to any action it takes or omits to take in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture and the Financing Documents that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f) Neither the Trustee nor any Agent shall incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond their control (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Authorized Officer of the Issuer.

(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction. In no event shall the Trustee be obligated to expend or risk its own funds or incur any liabilities in the performance of its duties hereunder.

(g) In no event shall the Trustee be responsible or liable for any special indirect or consequential loss or damage of any kind whatsoever (including but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.03 Individual Rights of Trustee.

Each of the Trustee and the Collateral Agent in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, the Guarantors or any Affiliate of the Issuer with the same rights it would have if it were not Trustee or the Collateral Agent, as the case may be. However, in the event that the Trustee or the Collateral Agent acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. Each of the Trustee and the Collateral Agent is also subject to Sections 7.09 and 7.10 hereof.

Section 7.04 Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs (or promptly after its discovery if such discovery occurs 90 days after the Default or Event of Default). Except in the case of a Default or Event of Default in payment of principal of, premium, if any or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 Compensation and Indemnity.

(a) The Issuer will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder; provided that the compensation set forth in any fee letter shall be deemed reasonable. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuer will reimburse the Trustee promptly upon request for all disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Issuer and the Guarantors will indemnify the Trustee, its Affiliates, and their respective officers, directors, agents, employees and servants, against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer and the Guarantors (including this Section 7.06) and defending itself against any claim (whether asserted by the Issuer, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or willful misconduct. The obligation in the preceding sentence to indemnify the Trustee shall not apply in connection with taxes incurred or owed as a result of the receipt by the Trustee of compensation for its services. The Trustee will notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer will not relieve the Issuer or the Guarantors of their obligations hereunder. The Issuer or the Guarantors will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel, and the Issuer will pay the reasonable fees and expenses of such counsel. Neither the Issuer nor the Guarantors need pay for any settlement made without its consent, which consent will not be unreasonably withheld, delayed or conditioned.

(c) The obligations of the Issuer and the Guarantors under this Section 7.06 will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

(d) To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.06, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(v) or (vi) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f) The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.07 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07. The Issuer shall promptly appoint a successor Trustee provided, however, that in case of a bankruptcy, the resigning Trustee will have the right to appoint a successor Trustee within 10 Business Days after giving such notice of resignation if the Issuer has not already appointed a successor Trustee.

(b) The Trustee may resign in writing at any time and be discharged by so notifying the Issuer. The Majority Holders may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(i) the Trustee fails to comply with Section 7.09 hereof;

(ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii) a custodian or public officer takes charge of the Trustee or its property; or

(iv) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuer’s obligations under Section 7.06 hereof will continue for the benefit of the retiring Trustee.

Section 7.08 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.09 Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.10 Preferential Collection of Claims Against Issuer.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

Section 7.11 Other Agents.

The rights, privileges, protections, immunities and benefits given to the Trustee including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by each Agent and its respective officers, employees, agents, custodians and other Persons employed to act hereunder.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Project Parties will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to the Financing Documents to which they are a party on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).

For this purpose, Legal Defeasance means that the Issuer and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (i) and (ii) below, and each Project Party will have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(ii) the Issuer’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s, Guarantors’ and such other Project Parties’ obligations in connection therewith; and

(iv) this Article 8.

Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof. The exercise by the Issuer of Legal Defeasance pursuant to this Section 8.02 shall in each case be effective when 123 days have passed since the date of the deposit in trust in accordance with the conditions set forth in Section 8.04 hereof.

Section 8.03 Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, each of the Project Parties will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07 and 4.09 through 4.30 hereof (other than clause (i) of Section 4.14 to the extent such clause relates to the Issuer) with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and the Note Guarantees, each Project Party may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and the Note Guarantees will be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(iii) through 6.01(xii) hereof will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(i) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(ii) in the case of an election under Section 8.02 hereof, the Issuer must deliver to the Trustee either a ruling received from the Internal Revenue Service or an Opinion of Counsel confirming that Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case, which Opinion of Counsel could not be given absent a change of applicable U.S. federal income tax law after the date of this Indenture; and

(iii) in the case of an election under Section 8.03 hereof, the Issuer must deliver to the Trustee either a ruling received from the Internal Revenue Service or an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the granting of any Lien to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer, the Guarantor or any other Project Party is a party or by which the Issuer, the Guarantor or any other Project Party is bound;

(v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer, the Guarantor or any other Project Party is a party or by which the Issuer, the Guarantor or any other Project Party is bound;

(vi) the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable government securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this

Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable government securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable government securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(i) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Issuer.

Subject to applicable Law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable government securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then each Project Party’s obligations under this Indenture, the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.04 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.04 hereof, provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Issuer, the Guarantors, the Trustee and, if applicable, the Collateral Agent may amend or supplement this Indenture, the Notes and the Note Guarantees without the consent of any Holder of Note:

(i) to cure any ambiguity, defect or inconsistency in the Indenture, the Notes or the Note Guarantees in a manner that does not materially and adversely affect the rights of any Holder;

(ii) to evidence and provide for the acceptance of an appointment of a successor Trustee;

(iii) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(iv) to provide for any Note Guarantee, to secure the Notes or to confirm and evidence the release, termination or discharge of any Note Guarantee of or Lien on Collateral securing the Notes when such release, termination or discharge is permitted by this Indenture; or

(v) to make any other change that does not materially and adversely affect the rights hereunder of any Holder or to conform the text of this Indenture to any provision of the “Description of the Notes” section of the Offering Circular.

Upon the request of the Issuer accompanied by an Officers’ Certificate certifying to the due authorization of the execution of any such amended or supplemental indenture or amendment or supplement to the Notes or the Note Guarantees, and upon receipt by the Trustee and the Collateral Agent, as applicable, of the documents described in Section 7.02 hereof, the Trustee and, if applicable, the Collateral Agent will join with the Issuer and the Guarantors in the execution of any such document authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee or the Collateral Agent, as the case may be, will not be obligated to enter into such document that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes.

(a) Except as provided below in this Section 9.02 and as otherwise provided in Article 6 hereof, the Issuer, the Guarantor, the Trustee and the Collateral Agent may amend or supplement this Indenture, the Notes and the Note Guarantees with the written consent of the Majority Holders (in the case of the Collateral Agent, at the direction of the Trustee acting on such Majority Holders’ consent) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Section 6.07 hereof, any existing Default or Event of Default or future compliance with any provision of this Indenture or the Notes may be waived with the written consent of the Majority Holders voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

(b) Subject to Section 6.07 hereof and clauses (c) and (d) of this Section 9.02, the Majority Holders voting as a single class may waive compliance in a particular instance by the Issuer, the Guarantor or any other Project Party with any provision of this Indenture, the Notes or the Note Guarantees.

(c) Without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(i) reduce the principal amount of or change the Stated Maturity of any installment of principal of any Note;

(ii) reduce the rate of or change the Stated Maturity of any interest payment on any Note;

(iii) reduce the amount payable upon the redemption of any Note or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any Note may be redeemed or, once notice of redemption has been given, the time at which it must thereupon be redeemed;

(iv) after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder;

(v) make any Note payable in currency other than that stated in the Notes;

(vi) impair the right of any Holder to receive any principal payment or interest payment on such Holder’s Notes, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment;

(vii) make any change in the percentage of the principal amount of the Notes required for amendments or waivers;

(viii) modify or change any provision of this Indenture affecting the ranking of the Notes or the Note Guarantees by the Guarantors in a manner adverse to the Holder of such Notes; or

(ix) make any change in a Note Guarantee that would adversely affect the Holders.

In addition, any amendment to, or waiver of, the provisions of this Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes will require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding; provided, however, that (i) all Collateral shall be released from the Liens securing the Notes pursuant to Articles 10 and 12 and (ii) all of the Alaskan Star Collateral shall be released from the Liens securing the Notes pursuant to Section 12.03.

(d) Upon the request of the Issuer accompanied by an Officers’ Certificate certifying to the due authorization of the execution of any such amended or supplemental indenture or amendment or supplement to the Notes or Note Guarantees, and upon the filing with the Trustee and the Collateral Agent, as applicable, of evidence satisfactory to the Trustee and the Collateral Agent, as applicable, of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee and the Collateral Agent, as applicable, of the documents described in Section 7.02 hereof, the Trustee and, if applicable, the Collateral Agent (acting at the direction of the Trustee), will join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture or amendment or supplement to the Notes or Note Guarantees unless such document directly affects the rights, duties or immunities of the Trustee or the Collateral Agent, as the case may be, under this Indenture or otherwise, in which case the Trustee or the Collateral Agent, as the case may be, may in its discretion, but will not be obligated to, enter into such document.

(e) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

(f) It is not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

Section 9.03 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05 Trustee to Sign Amendments, etc.

The Trustee and the Collateral Agent, as applicable, will sign any amendment or supplement authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee and the Collateral Agent, as applicable. In executing any amendment or supplement, the Trustee and the Collateral Agent, as applicable, will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.03 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment or supplement is authorized or permitted by this Indenture and the Notes or Note Guarantees, if applicable.

Section 9.06 Payment.

None of the Issuer or the Guarantors nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any

Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

ARTICLE 10

COLLATERAL AND SECURITY

Section 10.01 Collateral Documents.

(a) The due and punctual payment of the principal of, premium, if any, and interest on the Notes and amounts due hereunder and under the Note Guarantees when and as the same shall be due and payable, whether on an interest payment date, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law), if any, on the Notes and the performance of all other Obligations of the Issuer, the Guarantors and each other Project Party to the Holders, the Collateral Agent or the Trustee under this Indenture, the Notes and the Note Guarantees will be secured by the Security Documents. The Security Documents will provide for the grant by the Issuer, the Guarantors and the Project Parties party thereto in favor of the Collateral Agent for the benefit of the Secured Parties of security interests in the Collateral, subject to Permitted Liens. The Secured Parties will also benefit from customary assignments of insurance policies, payment instructions and consents to assignments, to the extent required by such Security Documents.

Section 10.02 Security Documents.

(a) Each of the Issuer and the Guarantors shall take, or cause to be taken, at their expense, all actions necessary or requested by the Collateral Agent (acting at the instruction of the Trustee, who shall act as directed by the Majority Holders) to maintain each Security Document to which it is a party in full force and effect and enforceable in accordance with its terms and to maintain and preserve the Liens created by such Security Documents and the priority thereof, including (i) making filings and recordations, (ii) making payments of fees and other charges on a timely basis, (iii) issuing and, if necessary, filing or recording supplemental documentation, including continuation statements, (iv) discharging all claims or other Liens adversely affecting the rights of any Secured Party in any Collateral, (v) publishing or otherwise delivering notice to third parties, (vi) depositing title documents and (vii) taking all other actions either necessary or otherwise requested by the Collateral Agent (acting at the instruction of the Trustee, who shall act as directed by the Majority Holders) to ensure that all Collateral (including any after-acquired Property of the Issuer of either Guarantor, as applicable, in each case intended to be covered by any Security Document to which it is a party) is subject to a valid and enforceable first-priority Lien in favor of the Collateral Agent for the benefit of the Secured Parties (except as otherwise permitted under the Financing Documents). In furtherance of the foregoing, (A) each of the Issuer and the Guarantors shall ensure that all of its after-acquired Property other than such Property not intended to be covered by such Security Documents shall become subject to the Lien of the Security Documents having the priority contemplated thereby promptly upon the acquisition thereof and (B) each of the Issuer and the Guarantors shall not open or maintain any bank account (other than each Guarantor’s Offshore Distribution Account) without first taking all such actions as may be necessary or otherwise requested by the Collateral Agent (acting at the instruction of the Trustee, who shall act as directed by the Majority Holders) to ensure that such bank account is subject to a valid and enforceable first priority Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

(b) Each of the Issuer and the Guarantors shall take, or cause to be taken, all actions necessary to cause each Additional Project Document intended to be covered by a Security Document to which it is a party to be or become subject to the Liens of the Security Documents (whether by amendment to any Security Document, execution of a new Security Document or otherwise) in favor of the Collateral Agent, and shall deliver or cause to be delivered to the Collateral Agent such certificates or other documents with respect to each Additional Project Document as are necessary or as the Collateral Agent (acting at the instruction of the Trustee, who shall act as directed by the Majority Holders) may reasonably request, in each case to the extent required by the Security Documents.

(c) Each of the Issuer and the Guarantors shall grant (and shall take all actions necessary to cause) a first priority Lien in favor of the Collateral Agent for the benefit of the Secured Parties on any future Property, including Replacement Assets, of the Issuer or such Guarantor that is funded by any Net Available Amount or Net Disposition Proceeds, in each case to the extent required by the Security Documents.

(d) On the Issue Date or at such other times as the Trustee may reasonably request in writing, each of the Issuer and the Guarantors shall furnish, or cause to be furnished, to the Trustee and the Collateral Agent, an opinion or opinions of legal counsel either stating that, in the opinion of such counsel, such action has been taken with respect to (i) amending or supplementing the Security Documents (or providing additional Security Documents, notifications or acknowledgments) as is necessary to subject all the Collateral (including any after-acquired Property of the Issuer or either Guarantors, as applicable, in each case intended to be covered by a Security Document) to the Lien of the Security Documents and (ii)(A) the recordation of the Security Documents (including, without limitation, any amendment or supplement thereto) and any other requisite documents and (B) the execution and filing of any financing statements and continuation statements as are necessary to maintain the Liens purported to be created by the Security Documents and reciting the details of such action taken or to be taken or stating that, in the opinion of such counsel, no such action is necessary to maintain such Liens. Such opinion or opinions of counsel shall also describe the recordation of the Security Documents and any other requisite documents and the execution and filing of any financing statements and continuation statements, or the taking of any other action that will, in the opinion of such counsel, be required to maintain the Liens purported to be created by the Security Documents after the date of such opinion.

Section 10.03 Release of Collateral.

(a) The Collateral Agent shall not at any time release the Collateral from the Liens created by the Security Documents unless such release is in accordance with the provisions of this Indenture and the applicable Security Documents.

(b) The release of any Collateral from the Liens created by the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Security Documents.

Section 10.04 Specified Releases of Collateral.

(a) Collateral may be released from the Liens created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents or as provided in this Indenture. The Project Parties will be entitled to releases of assets included in the Collateral from the Liens securing the Notes and the other Financing Documents under any one or more of the following circumstances:

(i) as described under Sections 10.05 and 12.03;

(ii) with the consent of Holders in accordance with Section 9.02; or

(iii) in connection with any disposition of Property permitted under this Indenture.

(b) Upon the request of the Issuer pursuant to an Officers’ Certificate and Opinion of Counsel confirming that all conditions precedent hereunder and under the Security Documents and Intercompany Issuer Note have been met, and any necessary or proper instruments of termination, satisfaction or release prepared by the applicable Project Party, the Collateral Agent, without the consent of any Holder or the Trustee and at the expense of the Issuer or such other Project Party, shall execute, deliver or acknowledge such instruments or releases to evidence the release from the Liens created by the Security Documents of any Collateral permitted to be released pursuant to this Indenture or the Security Documents.

Section 10.05 Release upon Satisfaction or Defeasance of all Outstanding Obligations.

(a) The Liens on all Collateral that secure the Notes and the Note Guarantees will be automatically terminated and released without the need for further action by any Person:

(i) if the Issuer exercises Legal Defeasance or Covenant Defeasance as described under Section 8.01;

(ii) upon satisfaction and discharge of this Indenture as described under Article 12; or

(iii) upon payment in full in immediately available funds of the principal of, premium, if any, and accrued and unpaid interest on the Notes and all other Obligations under this Indenture and the Security Documents that are then due and payable (other than contingent indemnification obligations for which no claim has been asserted).

(b) Upon the request of the Issuer pursuant to an Officers’ Certificate and Opinion of Counsel confirming that all conditions precedent hereunder and under the Security Documents have been met, any necessary or proper instruments of termination, satisfaction or release prepared by the applicable Project Party, the Collateral Agent, without the consent of any Holder or the Trustee and at the expense of the Issuer or such other Project Party, shall execute, deliver or acknowledge such instruments or releases to evidence the release from the Liens created by the Security Documents of any Collateral permitted to be released pursuant to this Indenture or the Security Documents.

Section 10.06 Form and Sufficiency of Release.

In the event that the Issuer, the Guarantors or any other Project Party has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by the Issuer, the Guarantors or such other Project Party to any Person other than the Issuer or the Guarantors, and the Issuer, the Guarantors or such other Project Party requests that the Trustee or Collateral Agent furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Security Documents, the Trustee and the Collateral Agent, as applicable, shall execute, acknowledge and deliver to the Issuer, the Guarantors or such other Project Party (in the form prepared by the Issuer at the Issuer’s sole expense) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Trustee or the Collateral Agent, as applicable, as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Security Documents.

Section 10.07 Purchaser Protected.

No purchaser or grantee of any property or rights purported to have been released from the Lien of this Indenture or of the Security Documents shall be bound to ascertain the authority of the Trustee or the Collateral Agent, as applicable, to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Issuer, the Guarantors or any other Project Party be under any obligation to ascertain or inquire into the authority of the Issuer to make such sale or other disposition.

Section 10.08 Authorization of Actions to be Taken by the Collateral Agent Under the Security Documents.

(a) Subject to the provisions of the applicable Security Documents, each Holder, by acceptance of the Notes, and the Trustee hereby (i) appoints, designates and authorizes the Collateral Agent to take such action on its behalf under the provisions of this Indenture and each other Financing Document to which it is a party and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Indenture or any such other Financing Document, together with such powers as are reasonably incidental thereto, (ii) to the extent required by the laws of any jurisdiction for the purposes of the enforcement of any Collateral, shall assign to the Collateral Agent all its rights and interests to and under, the Financing Documents, on a free payment basis, for the exclusive purpose of allowing the Collateral Agent to perform its powers and discretions under the Security Documents to which it is a party and (iii) authorizes the Collateral Agent to execute, deliver and perform each of the Financing Documents to which the Collateral Agent is or is intended to be a party on its own behalf or on behalf of the Holders and the Trustee and each Holder agrees to be bound by all of the agreements of the Collateral Agent contained in such Financing Documents.

(b) Notwithstanding any provision to the contrary contained elsewhere in this Indenture or in any other Financing Document, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein and in the other Financing Documents, nor shall Collateral Agent have or be deemed to have any fiduciary relationship with any Holder or the Trustee, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture or any other Financing Document or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “Collateral Agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and are intended to create or reflect only a relationship between independent contracting parties.

(c) So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions in this Indenture and the Security Documents, the Project Parties will be entitled to exercise any voting, consensual rights and other rights pertaining to such Collateral pledged by it. Upon the occurrence and during the continuance of an Event of Default, upon prior written notice and demand from the Collateral Agent, (a) all rights of the Project Parties to exercise such voting, consensual rights, or other rights shall cease and all such rights shall become vested in the Collateral Agent, which, to the extent permitted by applicable Law, shall have the sole right to exercise such voting, consensual rights or other rights, (b) all rights of the Project Parties to receive cash dividends, interest and other payments made upon or with respect to the Collateral shall cease, and such cash dividends, interest and other payments shall be paid to the Collateral Agent, for the benefit of the Secured Parties and (c) the Collateral Agent may sell the Collateral or any part thereof in accordance with, and subject to the terms of, the Security Documents. All funds distributed in respect of the Collateral under the Security Documents and received by the Collateral Agent for the ratable benefit of the Secured Parties shall be turned over to the Trustee to be distributed by it in accordance with the provisions of this Indenture.

(d) Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent (acting on the instructions of the Trustee, who shall act as directed by the Majority Holders) shall have the right to replace the Operating Company as operator in accordance with the Services Agreements.

Section 10.09 Authorization of Receipt of Funds by the Trustee Under the Security Documents.

The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Security Documents and, to the extent not prohibited under the Security Documents or the applicable Accounts Agreement, to make further distributions of such funds to itself and the Trustee. The Trustee will make all distributions to the Holders in accordance with the provisions of Section 6.10 and the other provisions of this Indenture.

Section 10.10 Action by the Collateral Agent.

In each case that the Collateral Agent may or is required hereunder or under any Security Document to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any Security Document, the Collateral Agent may seek direction from the Majority Holders or from the Trustee, who may seek direction from such Holders. The Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Majority Holders or the Trustee, as applicable. If the Collateral Agent shall request direction from the Trustee, the Collateral Agent shall be entitled to refrain from such Action unless and until the Majority Holders have provided to the Collateral Agent an indemnification satisfactory to the Collateral Agent, and the Collateral Agent shall not incur liability to any Person by reason of so refraining.

Notwithstanding anything to the contrary in this Indenture or any Security Document, in no event shall the Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture or the Security Documents (including the filing or continuation of any Uniform Commercial Code financing or continuation statements or similar documents or instruments), nor shall the Collateral Agent or the Trustee be responsible for, and the Collateral Agent and the Trustee make no representations regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby.

In the event that the Collateral Agent is required to acquire title to an asset, or take any managerial action of any kind in regard thereto, in order to perform any obligation under this Agreement or any other Financing Document, which in the Collateral Agent’s sole discretion may cause the Collateral Agent to incur potential liability under any Environmental Law, the Collateral Agent reserves the right, instead of taking such action, to either resign as the Collateral Agent or arrange for the transfer of the title or control of the asset to a court-appointed receiver.

Section 10.11 Compensation and Indemnity.

(a) The Issuer will pay to the Collateral Agent, its Affiliates, and their respective officers, directors, agents, employees and servants, from time to time reasonable compensation as shall be agreed to in writing by the Issuer and the Collateral Agent for its acceptance of this Indenture, the Security Documents and services hereunder. The Issuer will reimburse the Collateral Agent promptly upon request for all reasonable and documented disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Collateral Agent’s agents and counsel.

(b) The Issuer and the Guarantors will, jointly and severally, indemnify the Collateral Agent against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and the Security Documents, including (i) any claim relating to the grant to the Collateral Agent of any Lien in any property or assets of the Issuer, either Guarantor or any other Project Party and (ii) the costs and expenses of enforcing this Indenture and the Security Documents against the Issuer, the Guarantors and the Project Parties (including this Section 10.11) and defending itself against any claim (whether asserted by the Issuer, the Guarantors, any other Project Party, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or willful misconduct as determined by a court of competent jurisdiction in a non-appealable order or judgment. The Collateral Agent will notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Collateral Agent to so notify the Issuer will not relieve the Issuer, either Guarantor or each other Project Party party hereto of their obligations hereunder. The Issuer, the Guarantors or such Project Party will defend such claim and the Collateral Agent will cooperate in the defense. The Collateral Agent may have separate counsel and the Issuer will pay the reasonable fees and expenses of such counsel. None of the Issuer, the Guarantors or any Project Party need pay for any settlement made without its consent, which consent will not be unreasonably withheld, delayed or conditioned.

(c) Without in any way limiting the generality of the other provisions contained in this Section 10.11, the Guarantors each agree to defend, protect, indemnify, save and hold harmless the Collateral Agent, its Affiliates, and their respective officers, directors, agents, employees and servants, whether as beneficiary of any of the Security Documents, as a mortgagee in possession, or as successor-in-interest to the Guarantors by foreclosure deed or deed in lieu of foreclosure, or otherwise, from and against any and all losses, liabilities or expenses incurred by it arising out of (A) the actual or alleged presence of Hazardous Materials on, in, under or affecting all or any portion of the Project whether or not the same originates or emanates from the Project or from properties at which any Hazardous Materials generated, stored or handled by any Project Party were Released or disposed of, (B) any Environmental Claim relating to the Project or (C) the exercise of any Secured Party’s rights under any of the provisions of the Security Documents (the “Indemnified Matters”), whether any of the Indemnified Matters arise before or after foreclosure of any of the Security Interests or other taking of title to all or any portion of the Collateral by any Secured Party, including, without limitation, (x) the costs of removal of any and all Hazardous Materials from all or any portion of the Project, (y) additional costs required to take reasonable precautions to protect against the Release of Hazardous Materials on, in, under or affecting the Project into the air, any body of water, any other public domain or any surrounding areas, and (z) costs incurred to comply, in connection with all or any portion of the Project, with all applicable Environmental Laws with respect to Hazardous Materials, except to the extent that any such Indemnified Matter arises from the gross negligence or willful misconduct of such Indemnified Person, as determined by a court of competent jurisdiction in a final non-appealable judgment.

(d) The obligations of the Issuer and the Guarantors under this Section 10.11 will survive the satisfaction and discharge of this Indenture and the resignation, removal or replacement of the Collateral Agent.

(e) The Collateral Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Collateral Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 10.12 Delegation of Duties of the Collateral Agent.

The Collateral Agent may execute any of its duties under this Indenture or any other Financing Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

Section 10.13 Liability of the Collateral Agent.

The Collateral Agent shall not (a) be liable for any action taken or omitted to be taken by it under or in connection with this Indenture or any other Transaction Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Holders or the Trustee or any other Person for any recital, statement, representation or warranty made by the Issuer or any Affiliate of the Issuer, or any officer thereof, contained in this Indenture or in any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture or any other Transaction Document, or for the value of or title to any Collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document, or for any failure of the Issuer or any other party to any Transaction Document to perform its obligations hereunder or thereunder. The Collateral Agent shall not be under any obligation to any Holder or the Trustee to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture or any other Transaction Document, or to inspect the properties, books or records of the Issuer or any Affiliate of the Issuer.

Section 10.14 Reliance by the Collateral Agent.

The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Issuer), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture or any other Transaction Document in accordance with a request or consent of the Trustee and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders and the Trustee.

Section 10.15 Successor Collateral Agent.

(a) Subject to the appointment and acceptance of a successor as provided below, the Collateral Agent may resign at any time by giving notice thereof to the Trustee and the Issuer, and the

Collateral Agent may be removed on 30 days’ advance written notice with or without cause by the Majority Holders. Upon any such resignation or removal, the Majority Holders shall have the right to appoint a successor to the Collateral Agent. If no successor Collateral Agent shall have been appointed, and shall have accepted such appointment within 30 days after the resigning Collateral Agent’s giving of notice of resignation or the giving of any notice of removal thereof, then the resigning Collateral Agent or Collateral Agent being removed, as the case may be, may apply to a court of competent jurisdiction to appoint a successor thereto. If the Collateral Agent shall resign or be removed pursuant to the foregoing provisions, upon the acceptance of appointment by a successor Collateral Agent hereunder, the former Collateral Agent shall deliver all Collateral then in its possession to the successor Collateral Agent. Upon the acceptance of its appointment as a successor Collateral Agent hereunder, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of such resigning or removed Collateral Agent, and such resigning Collateral Agent or removed Collateral Agent shall be discharged from its duties and obligations hereunder. Notwithstanding anything to the contrary hereunder or under any other Financing Document, a successor of the Collateral Agent shall, to the extent required by applicable law, be a holder of all or part of the Obligations.

(b) After a Collateral Agent’s resignation or removal, the provisions of Section 10.11 and this Section 10.15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent.

ARTICLE 11

NOTE GUARANTEE

Section 11.01 Note Guarantee.

(a) Subject to this Article 11, the Guarantors hereby jointly, severally, unconditionally and irrevocably guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, and to the Trustee, Collateral Agent and their respective successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:

(i) the principal of, premium, if any, and interest on, the Notes will be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, any Additional Amounts required to be paid in connection with certain taxes, and all other Obligations of the Issuer to the Holders, the Trustee or the Collateral Agent under the Notes or the Indenture will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will each be obligated to pay the same immediately. The Guarantors agree that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that its obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantors hereby waive diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each of the Guarantors agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each of the Guarantors further agrees that, as between either of the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

(e) The Note Guarantees will be senior secured obligations of the Guarantors, will rank equally with all other existing unsubordinated obligations of the Guarantors, and will benefit from a first priority Lien on the Collateral as provided for herein; provided that, prior to the release of the Liens on the Existing Project Finance Collateral on or prior to the Note Proceeds Account Release Date pursuant to the terms of this Indenture, the Existing Project Finance Secured Parties will have a prior claim on assets covered by the Liens on the Existing Project Finance Collateral.

Section 11.02 Limitation on Guarantor Liability.

The Guarantors, and by its acceptance of Notes, each Holder, hereby confirm that it is the intention of all such parties that the Note Guarantees of the Guarantors not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Collateral Agent, the Holders and the Guarantors hereby irrevocably agree that the Obligations of the Guarantors will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Guarantors that are relevant under such laws, result in the obligations of the Guarantors under their respective Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.03 Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 11.01 hereof, each of the Guarantors hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Authorized Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Authorized Officers.

Each of the Guarantors hereby agrees that its Note Guarantee set forth in Section 11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Note Guarantee.

If an Authorized Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 11.04 Releases.

Upon Legal Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 12 hereof, Star International and/or Alaskan Star, as the case may be, will be released and relieved of any obligations under the Note Guarantee.

ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.01 Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(i) either:

(a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(ii) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Issuer, the Guarantors or any other Project Party is a party or by which the Issuer, the Guarantors or any other Project Party is bound;

(iii) the Issuer, the Guarantors or any other Project Party has paid or caused to be paid all sums payable by it under this Indenture; and

(iv) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee and the Collateral Agent stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to Section 12.01(i)(b), the provisions of Sections 12.02 and 8.06 hereof will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.06 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Upon discharge of the Indenture in accordance with this Section 12.01, all Note Guarantees shall automatically terminate and cease to be of effect.

Section 12.02 Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Issuer and the Guarantors under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Issuer has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

Section 12.03 Release of Liens on the Alaskan Star Collateral and the Note Guarantee by Alaskan Star.

Notwithstanding any other provision contained in this Indenture, upon payment in full of all principal and accrued interest on the Notes and any other amounts then due, in each case, payable by the Issuer under this Indenture on or before the Semi-Annual Payment Date occurring in November 2016 (including, without limitation, the installment of principal on the Notes due on such date pursuant to the amortization schedule set forth on the Notes), Alaskan Star will be released and discharged from all its obligations in respect of its Note Guarantee and its obligation to indemnify the Trustee under this Indenture (the date such releases and discharge occur, the “Alaskan Star Release Date”) by delivering a notice to the Trustee; provided, that:

(i) before and immediately after the release of the Liens on the Alaskan Star Collateral and Alaskan Star from its obligations pursuant to this Section 12.03, no Default or Event of Default shall exist and any amounts due on the Notes and deferred as a result of a Deferral Event shall have been fully paid;

(ii) on the Semi-Annual Payment Date occurring in November 2016 (after giving effect to the payment of any Obligations due on such date and the application of proceeds on deposit in the

Offshore Proceeds Accounts), the amounts on deposit in the Offshore Debt Service Reserve Account shall be not less than the Offshore Debt Service Reserve Account Required Balance on such Semi-Annual Payment Date;

(iii) on the Semi-Annual Payment Date occurring in November 2016 (after giving effect to the payment of any Obligations and Operation and Maintenance Expenses due on such date and the application of proceeds on deposit in the Offshore Proceeds Accounts), the amounts on deposit in the Offshore O&M Service Reserve Account shall be not less than the Offshore O&M Service Reserve Account Required Balance on such Semi-Annual Payment Date;

(iv) if, in order to comply with the conditions set forth in clauses (ii) or (iii) above any of the Issuer or the Guarantors increases, at any time during the period from (and including) the Semi-Annual Payment Date occurring in May 2016 to (and including) the Semi-Annual Payment Date occurring in November 2016 (or, in the case described in the proviso below clause (v), the period from (and including) the immediately preceding Semi-Annual Payment Date to (and including) the subsequent Semi-Annual Payment Date referred to in such proviso), the amounts on deposit in either of the Offshore Debt Service Reserve Account or the Offshore O&M Service Reserve Account (a) with the proceeds of Permitted Equity Issuances or Permitted Subordinated Indebtedness or (b) by crediting one or more Reserve Account Letters of Credit to either of such Guarantor Collateral Accounts, the Consolidated Historical Debt Service Coverage Ratio calculated on the Semester Date occurring in November 2016, for the 12-month period ending on such Semester Date, shall be not less than 1.05:1.00; and

(v) immediately after the release of the Liens on the Alaskan Star Collateral and Alaskan Star’s obligations pursuant to this Section 12.03, all Collateral (other than the Alaskan Star Collateral) shall remain subject to first priority Liens in favor of the Collateral Agent for the benefit of the Secured Parties (to the extent necessary, by amendment of the Security Documents, by entering into new security documents or otherwise);

provided, that if the Alaskan Star Release Date does not occur due to the failure of the Issuer or the Guarantors to comply with the condition set forth in clause (iv) above, the Liens on the Alaskan Star Collateral will be released and Alaskan Star will be released and discharged from all of its obligations in respect of its Note Guarantee and its obligation to indemnify the Trustee under this Indenture on any subsequent Semi-Annual Payment Date; so long as on any such subsequent Semi-Annual Payment Date (a) all principal and accrued interest on the Notes and any other amounts then due, in each case, payable by the Issuer under this Indenture on or before such Semi-Annual Payment Date (including, without limitation, the installment of principal on the Notes due on such date pursuant to the amortization schedule set forth in the Notes) shall have been paid in full and (b) each condition described in clauses (i) to (v) above shall have been fulfilled as of such Semi-Annual Payment Date.

In connection with the release of Alaskan Star from its obligations under the Note Guarantee to which it is a party, Alaskan Star shall have delivered to the Trustee a certificate of an Authorized Officer stating that all conditions precedent relating to the release of Alaskan Star’s Note Guarantee have been complied with. Upon the release of Alaskan Star’s Note Guarantee, Alaskan Star will no longer be subject to any covenant or other provision of this Indenture or the Note Guarantee to which it is a party.

Upon the request of the Alaskan Star pursuant to an Officers’ Certificate and Opinion of Counsel confirming that all conditions precedent related to the release of the Alaskan Star Collateral have been met, the Collateral Agent, without the consent of any Holder or the Trustee and at the expense of the Issuer or any of the Guarantors, shall execute, deliver or acknowledge such instruments or releases prepared by the Issuer or any Guarantor to evidence the release from the Liens created by the Security Documents of the Alaskan Star Collateral permitted to be released pursuant to this Section 12.03.

ARTICLE 13

MISCELLANEOUS

Section 13.01 Notices.

Any notice or communication by the Issuer, the Guarantors, the Trustee, the Collateral Agent or the Luxembourg Paying Agent to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer or the Guarantors:

Queiroz Galvão Óleo e Gás S.A.

Av. Presidente Antônio Carlos, 51 - 5º, 6º e 7º andares

Rio de Janeiro/RJ – CEP: 20020-010

Brazil

Attention: Guilherme Lima

Telephone No.: +55 21 3231-2500

Facsimile No.: +55 21 2262-3020

If to the Trustee:

Deutsche Bank Trust Company Americas

Trust & Securities Services

60 Wall Street, MS NYC 60-2710

New York, NY 10005

Attention: Project Finance Deal Manager – QGOG Atlantic/Constellation

Telephone No.: 201-593-2966

Facsimile No.: 732-578-4636

If to the Collateral Agent:

Deutsche Bank Trust Company Americas

Trust & Securities Services

60 Wall Street, MS NYC 60-2710

New York, NY 10005

Attention: Project Finance Deal Manager – QGOG Atlantic/Constellation

Telephone No.: 201-593-2966

Facsimile No.: 732-578-4636

With a copy to:

Deutsche Bank Trust Company Americas

c/o Deutsche Bank National Trust Company

Trust and Agency Services

100 Plaza One, Mailstop JCY03-0699

Jersey City, New Jersey 07311

Attention: Project Finance Deal Manager – QGOG Atlantic/Constellation

Telephone: 201-593-2966

Facsimile: 732-578-4636

If to the Luxembourg Paying Agent:

Deutsche Bank Luxembourg S.A.

2 Bld Konrad Adenauer

L-1115 Luxembourg

Attention: CTAS Listing Agent Dept.

Telephone: (00352) 421 22 643 / 645

Facsimile: (00352) 47 31 36

The Issuer, the Guarantors, the Trustee or the Collateral Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; when mailed, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders. Any notice to a Holder of a Global Note shall be made in accordance with the rules of the Depositary.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Neither the failure to give any notice to a particular Holder, nor any defect in a notice given to a particular Holder, will affect the sufficiency of any notice given to another Holder.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the standing instructions from such Depositary. For so long as the Notes are listed on the Euro MTF market of the Luxembourg Stock Exchange and it is required by the rules of the Luxembourg Stock Exchange, publication of such notices to the Holders of the Notes in English in a leading newspaper having general circulation in Luxembourg (which is expected to be the d’Wort) or, to the extent and in the manner permitted by such rules, posted on the official website of the Luxembourg Stock Exchange.

Section 13.02 Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 13.03 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee or the Collateral Agent to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(i) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee and, if applicable, the Collateral Agent (which must include the statements set forth in Section 13.04 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee and, if applicable, the Collateral Agent (which must include the statements set forth in Section 13.04 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.04 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(i) a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.05 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.06 No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Issuer, either Guarantor or any other Project Party will have any liability for any obligations of the Issuer or the Guarantor under the Notes, this Indenture, the Note Guarantees or any other Financing Document or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.07 No Immunity; No Liability.

(a) To the extent that any of the Issuer or the Guarantors may be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Indenture, the Notes, the Note Guarantee or any other Financing Document to which the Issuer or such Guarantor is a party, to claim for itself or its revenues, assets or Properties any immunity from suit, the jurisdiction of any court, attachment prior to judgment, attachment in aid of execution of judgment, set-off, execution of a judgment or any other legal process, and to the extent that in any such jurisdiction there may be attributed to such Person such an immunity (whether or not claimed), each of the Issuer and the Guarantors hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the Law of the applicable jurisdiction.

(b) No director, officer, employee, incorporator, member or stockholder of the Issuer or either Guarantor, as such, will have any liability for any obligations of the Issuer or such Guarantor, as the case may be, under the Notes, the Note Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes. This waiver may not be effective to waive liabilities under United States securities Laws, and it is the view of the U.S. Securities and Exchange Commission that such a waiver is against public policy.

Section 13.08 Judgment Currency.

Dollars are the sole currency of account and payment for all sums due and payable by the Issuer and the Guarantors under this Indenture, the Notes and the Note Guarantees. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in Dollars into another currency, the Issuer and the Guarantors will agree, to the fullest extent that they may legally and effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Trustee determines a Person could purchase Dollars with such other currency in New York, New York, on the business day immediately preceding the day on which final judgment is given.

The obligation of each of the Issuer and the Guarantors in respect of any sum due to any Holder or the Trustee in Dollars shall, to the extent permitted by applicable Law, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the business day following receipt of any sum adjudged to be so due in the judgment currency such Holder or Trustee may in accordance with normal banking procedures purchase Dollars in the amount originally due to such Person with the judgment currency. If the amount of Dollars so purchased is less than the sum originally due to such Person, each of the Issuer and the Guarantors agrees, jointly and severally, as a separate obligation and notwithstanding any such judgment, to indemnify such Person against the resulting loss; and if the amount of Dollars so purchased is greater than the sum originally due to such Person, such Person will, by accepting a Note, be deemed to have agreed to repay such excess.

Section 13.09 Submission to Jurisdiction; Appointment of Process Agent.

Each of the Issuer and the Guarantors hereby irrevocably submits to the non-exclusive jurisdiction of the U.S. federal and state courts in the Borough of Manhattan in the City of New York in any suit, action or proceeding arising out of or relating to the Indenture or any Note or the Note Guarantees. Each of the Issuer and the Guarantors hereby irrevocably waives, to the fullest extent permitted by applicable Law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such courts and any claim that any such suit, action or proceeding brought in such courts, has been brought in an inconvenient forum and any right to which it may be entitled on account of place of residence or domicile. To the extent the Issuer or either Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, each of the Issuer and the Guarantors hereby irrevocably waives such immunity in respect of (i) its obligations under this Indenture and (ii) any Note or the Note Guarantees. Each of the Issuer and the Guarantors hereby agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding on them and may be enforced in any court to the jurisdiction of which each of them is subject by a suit upon such judgment, provided, that service of process is effected upon the Issuer or the Guarantors in the manner specified in the following paragraph or as otherwise permitted by applicable Law.

As long as any of the Notes remain outstanding, the Issuer and the Guarantors will at all times have an authorized agent in the City of New York (the “Process Agent”), upon whom process may be served in any legal action or proceeding arising out of or relating to this Indenture or any Note or the Note Guarantees. Service of process upon the Process Agent and written notice of such service mailed or delivered to the Issuer or either Guarantor shall to the extent permitted by applicable Law be deemed in every respect effective service of process upon the Issuer or such Guarantor, as the case may be, in any such legal action or proceeding. The Issuer and the Guarantors will appoint National Registered Agents, Inc., 875 Avenue of the Americas, Suite 501, New York, New York 10001, United States (or at such other address or at the office of such other authorized agent as the Issuer or the Guarantors may designate by written notice to the Trustee).

Section 13.10 Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES, AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.11 Waiver of Jury Trial.

EACH OF THE ISSUER, THE GUARANTORS, THE TRUSTEE AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES, THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

Section 13.12 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer, the Guarantors or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.13 Successors.

All agreements of the Issuer and the Guarantors in this Indenture, the Notes, the Note Guarantees and each other Financing Document will bind its successors. All agreements of the Trustee and the Collateral Agent in this Indenture will bind its successors.

Section 13.14 Severability.

In case any provision in this Indenture, the Notes or the Note Guarantees is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.15 Security Documents.

The Trustee, the Collateral Agent and the Holders are bound by the terms of the Security Documents.

Section 13.16 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 13.17 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.18 English Language.

This Indenture has been negotiated and executed in the English language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement (including, without limitation, any modifications or supplements hereto) (collectively, the “Indenture Documents”) shall be in the English language, or accompanied by a certified English translation thereof. In the case of any Indenture Document originally issued in a language other than English, the English language version of any such Indenture Document shall for purposes of this Indenture, and absent manifest error, control the meaning of the matters set forth therein.

Section 13.19 Patriot Act

The parties hereto acknowledge that in accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (the “Patriot Act”), the Trustee and the Collateral Agent, like all financial institutions, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with Deutsche Bank Trust Company Americas. The parties hereto agree that they will provide the Trustee or the Collateral Agent with such information as they may request in order for them to satisfy the requirements of the Patriot Act.

Section 13.20 Existing Project Finance Obligations

To the extent that any undertaking by either Guarantor under this Indenture is prohibited by the terms of the Existing Project Finance Obligations, such undertaking shall become effective upon payment in full of the Existing Project Finance Obligations; provided that this Section 13.20 shall not affect any obligations or liabilities of the Guarantors with respect to the Trustee or the Collateral Agent in their individual capacities pursuant to this Indenture or the other Financing Documents.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be executed as of the date first written above.

QGOG ATLANTIC / ALASKAN RIGS LTD., as Issuer

By:	/s/ Guilherme Ribeiro Vieira Lima
	Name:	Guilherme Ribeiro Vieira Lima
	Title:	Director

By:	/s/ Leduvy de Pina Gouvea Filho
	Name:	Leduvy de Pina Gouvea Filho
	Title:	Director

Indenture Signature Page

ALASKAN STAR LTD., as Guarantor

By:	/s/ Guilherme Ribeiro Vieira Lima
	Name:	Guilherme Ribeiro Vieira Lima
	Title:	Officer

By:	/s/ Leduvy de Pina Gouvea Filho
	Name:	Leduvy de Pina Gouvea Filho
	Title:	Officer

Indenture Signature Page

EXECUTED AS A DEED

STAR INTERNATIONAL DRILLING LIMITED, as Guarantor

By:	/s/ Guilherme Ribeiro Vieira Lima
	Name:	Guilherme Ribeiro Vieira Lima
	Title:	Officer

By:	/s/ Leduvy de Pina Gouvea Filho
	Name:	Leduvy de Pina Gouvea Filho
	Title:	Officer

Indenture Signature Page

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee, Registrar, Transfer Agent and Paying Agent

By:	Deutsche Bank National Trust Company

By:	/s/ Wanda Camacho
	Name:	Wanda Camacho
	Title:	Vice President

By:	/s/ Estelle Lawrence
	Name:	Estelle Lawrence
	Title:	Vice President

Indenture Signature Page

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By:	Deutsche Bank National Trust Company

By:	/s/ Wanda Camacho
	Name:	Wanda Camacho
	Title:	Vice President

By:	/s/ Estelle Lawrence
	Name:	Estelle Lawrence
	Title:	Vice President

Indenture Signature Page

DEUTSCHE BANK LUXEMBOURG S.A., as
Luxembourg Paying Agent, Transfer Agent and
Luxembourg Listing Agent

By:	/s/ Wanda Camacho
	Name:	Wanda Camacho
	Title:	Vice President

By:	/s/ Estelle Lawrence
	Name:	Estelle Lawrence
	Title:	Vice President

Indenture Signature Page

EXHIBIT A

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Face of Note]

QGOG ATLANTIC / ALASKAN RIGS LTD.

5.25% SENIOR SECURED NOTES DUE 2018

CUSIP/CINS

U.S. ISIN

No.	$

QGOG Atlantic / Alaskan Rigs Ltd. promises to pay to                      or registered assigns, the principal sum of                                                                                   DOLLARS as set forth in the Principal Payment Schedule in this Note.

Interest Payment Dates: May 30 and November 30, commencing on November 30, 2011

Record Dates: May 15 and November 15

Dated:             , 20

Reference is made to the further provisions of this Note contained on the reverse side of this Note, which for all purposes have the same effect as if set forth at this place.

[Signature page follows.]

IN WITNESS WHEREOF, QGOG Atlantic / Alaskan Rigs Ltd. has caused this instrument to be duly executed.

QGOG ATLANTIC / ALASKAN RIGS LTD.

By:
Name:
Title:

This is one of the Notes referred to

in the within-mentioned Indenture:

Deutsche Bank Trust Company Americas, as Trustee

By:	Deutsche Bank National Trust Company

By:
Name:
Title:

Date:

[Back of Note]

5.25% Senior Secured Notes due 2018

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

i. PRINCIPAL. QGOG Atlantic / Alaskan Rigs Ltd., a business company limited by shares organized under the laws of the British Virgin Islands (the “Issuer”), promises to pay principal on this Note on the dates and in the percentage amounts of principal of the Notes as set forth in the schedule below (the “Principal Payment Schedule”):

Installment	Principal Payment Date	Amortization
1	November 30, 2011	4.26%
2	May 30, 2012	6.68%
3	November 30, 2012	6.76%
4	May 30, 2013	7.02%
5	November 30, 2013	7.16%
6	May 30, 2014	7.44%
7	November 30, 2014	7.59%
8	May 30, 2015	7.88%
9	November 30, 2015	8.04%
10	May 30, 2016	8.39%
11	November 30, 2016	8.13%
12	May 30, 2017	4.03%
13	November 30, 2017	4.12%
14	May 30, 2018	4.27%
15	July 30, 2018	1.19%
Balloon Payment	July 30, 2018	7.04%

ii. DEFERRAL OF PRINCIPAL PAYMENT. So long as no Event of Default shall have occurred and be continuing and the Issuer shall have determined that, on any Semi-Annual Payment Date, after the application of funds on deposit in the Offshore Guarantor Collateral Accounts on such date pursuant to the terms of the Guarantor Accounts Agreement (including, without limitation, pursuant to Section 6.1.2 of the Guarantor Accounts Agreement) the funds on deposit in the Note Debt Service Account will not be sufficient to pay the full amount of principal on the Notes due on such Semi-Annual Payment Date (the amount of such shortfall, the “Shortfall Principal Amount”), then the Issuer shall be entitled to a one-time deferral of the obligation to make the payment of the Shortfall Principal Amount, to be exercised by the Issuer in its sole discretion (such deferral, a “Deferral Event”).

The Issuer will give the Trustee and the Collateral Agent written notice of the Deferral Event no earlier than 20 Business Days and no later than 10 Business Days prior to the applicable Semi-Annual Payment Date on which it elects to exercise its right to have a Deferral Event.

iii. MATURITY DATE EXTENSION. No later than 120 days before the original Stated Maturity of the Notes (the “Original Maturity Date”), the Guarantors (and, if necessary, the Issuer) shall deliver to the Collateral Agent irrevocable powers-of-attorney and such other documents as may be necessary to effect, upon instructions of the Trustee (acting upon the instructions of the Majority Holders), the transfer under applicable Law of all right, title and interest in the Facilities for the Atlantic Star Drilling Rig and, unless previously released pursuant to Section 12.03 of the Indenture, the Alaskan Star Drilling Rig to such transferee or transferees as the Trustee (acting upon the instructions of the

Majority Holders) may designate. Such powers-of-attorney and documentation shall be duly executed by each Guarantor (and, if necessary, the Issuer), to be held in escrow by the Collateral Agent. If on the Original Maturity Date the aggregate amounts available on deposit in the Issuer’s Note Debt Service Account and the Guarantor Collateral Accounts (less the amounts necessary to pay all Operation and Maintenance Expenses and all Obligations scheduled to become due prior to the Original Maturity Date) is less than the outstanding principal of and accrued and unpaid interest on the Notes due on the Original Maturity Date, then (a) the original Stated Maturity of the Notes shall be automatically extended for a period of six months from the Original Maturity Date (such period being referred to as the “Initial Extension Period”), (b) the Collateral Agent shall be authorized as agent for the Guarantors (and, if necessary, the Issuer), to the fullest extent permitted by applicable Law, to execute, deliver and file any and all documents, including any documents held in escrow by the Collateral Agent previously delivered to it by the Guarantors (and, if applicable, the Issuer), to effect in good faith the transfer of title of the applicable Facilities to a transferee designated by the Trustee acting upon the instructions of the Majority Holders; and (C) the Issuer and the Guarantors shall do and perform any and all acts (and execute any and all documents) as such Persons deem necessary (or as reasonably requested by the Trustee or the Collateral Agent) in order to effect such transfer; provided that, so long as no Event of Default shall have occurred and be continuing, any such transfer described in this paragraph shall be made in consultation with the Issuer and the Guarantors.

On the last day of the Initial Extension Period, the Issuer shall apply all funds on deposit in the Note Debt Service Account pursuant to the Issuer Accounts Agreement to repay the remaining outstanding principal amount of the Notes, together with interest accrued thereon and any other amounts payable under the Notes.

If, on the last day of the Initial Extension Period, the aggregate amounts available on deposit in the Issuer’s Note Debt Service Account and the Guarantor Collateral Accounts (less the amounts necessary to pay all Operation and Maintenance Expenses and all Obligations coming due prior to the end of the Initial Extension Period) is less than the outstanding principal of and accrued interest on the Notes due on the last day of the Initial Extension Period, the final maturity date of the Notes shall be automatically extended for an additional period of six-months following the end of the Initial Extension Period, such additional extension period being referred to as the “Second Extension Period.”

Upon a transfer of title to the Facilities as a result of an extension of the Original Maturity Date pursuant to this Section (iii), the Trustee shall apply all of the net proceeds from such transfer to repay all of the then outstanding Obligations. If after the application of all such net proceeds all of the then outstanding Obligations have been repaid in full, then the Trustee shall promptly transfer any remaining balance of such net proceeds to an account of the Guarantor that was the owner of the applicable Facilities, nominated by such Guarantor in writing to the Trustee and all the Liens on the Collateral other than the Facilities shall be promptly released pursuant to the terms of the Indenture.

iv. INTEREST. The Issuer promises to pay interest on the principal amount of this Note at 5.25 % per annum commencing on the Issue Date until, but not including, the Original Maturity Date. The Issuer will pay interest semi-annually in arrears on May 30 and November 30 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be November 30, 2011.

The Issuer will pay interest on the principal amount of this Note during the Initial Extension Period (if any) at a rate per annum equal to the rate set forth on the face of this Note multiplied by 1.5 and during the Second Extension Period (if any) at a rate per annum equal to the rate set forth on the face of this Note multiplied by 1.75.

The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to 2.0% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful; it being understood, for the avoidance of doubt, that no such additional interest shall accrue with respect to any Shortfall Principal Amount deferred as described in Section ii.

If the Issuer elects to defer any Shortfall Principal Amount due on any Semi-Annual Payment Date, such Shortfall Principal Amount will (i) accrue interest at the per annum rate then applicable to the Notes and (ii) be due and payable on the next succeeding Semi-Annual Payment Date, together with any interest accrued pursuant to clause (i).

Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

v. METHOD OF PAYMENT. The Issuer will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the May 30 or November 30 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuer maintained for such purpose or, at the option of the Paying Agent, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

vi. PAYING AGENT AND REGISTRAR. Initially, Deutsche Bank Trust Company Americas, the Trustee under the Indenture, will act as Paying Agent and Registrar and Deutsche Bank Luxemburg S.A. will act as Luxembourg Paying Agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer may act in any such capacity.

vii. INDENTURE. The Issuer issued the Notes under an Indenture dated as of July 27, 2011 (the “Indenture”) among the Issuer, the Guarantors, the Collateral Agent, the Trustee and the Luxembourg Paying Agent. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Issuer limited to $700.0 million in aggregate principal amount.

viii. OPTIONAL REDEMPTION.

(a) At any time prior to November 30, 2016, the Issuer may on any one or more occasions redeem the Notes, at its option, in whole or in part, at a “make-whole” redemption price equal to the greater of (i) 101% of the principal amount of the Notes being redeemed and (ii) the present value at such redemption date of all required interest and principal payments on such Notes through the final maturity date (excluding accrued but unpaid interest to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points; plus in each case any accrued and unpaid interest and Additional Amounts, if any, on such Notes to, but excluding, the redemption date, as calculated by the Independent Investment Banker.

Any redemption of Notes by the Issuer pursuant to this Section (viii)(a) will be subject to either (A) there being at least U.S.$150.0 million in aggregate principal amount of Notes outstanding after such redemption or (B) the Issuer redeeming all of the then-outstanding principal amount of the Notes.

“Comparable Treasury Issue” shall mean the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining period until the final maturity date of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining period until the final maturity date of the Notes.

“Independent Investment Banker” shall mean one of the Reference Treasury Dealers appointed by the Issuer.

“Comparable Treasury Price” shall mean, with respect to any redemption date (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” shall mean Santander Investment Securities, Inc., HSBC Securities (USA) Inc., Citigroup Global Markets Inc. or their respective affiliates which are primary United States government securities dealers and not less than two other leading primary United States government securities dealers in New York City reasonably designated by the Issuer; provided that if any of the foregoing cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” shall mean, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked price for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 pm New York time on the third Business Day preceding such redemption date.

“Treasury Rate” shall mean, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

(b) On any Semi-Annual Payment Date occurring in November 2016 or at any time thereafter until (but not including) the Semi-Annual Payment Date occurring in November 2017, the Issuer may redeem all, but not less than all, of the Notes, at a redemption price equal to 101% of the then outstanding principal amount of the Notes, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(c) On any Semi-Annual Payment Date occurring in November 2017 or at any time thereafter, the Issuer may redeem all, but not less than all, of the Notes, at 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(d) If as a result of any change in or amendment to the applicable Laws of a Relevant Jurisdiction, or any amendment to or change in an official interpretation, administration or application of such Laws (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment or change in official position becomes effective on or after the Issue Date or on or, with respect to a successor, after the date a successor assumes the obligations under the Notes, the Issuer, the Guarantors or any successor have or will become obligated to pay Additional Amounts, the Issuer may, at its option, redeem all, but not less than all, of the Notes, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, together with accrued and unpaid interest, if any, to, but excluding, the applicable redemption date, upon publication of irrevocable notice not less than 30 days nor more than 60 days prior to the applicable redemption date; provided that no notice of such redemption may be given earlier than 60 days prior to the earliest date on which the Issuer, the Guarantors or any successor would, but for such redemption, be obligated to pay the Additional Amounts. Notwithstanding the foregoing, the Issuer shall not have the right to so redeem the Notes unless: (i) it has used commercially reasonable efforts to avoid the obligation to pay Additional Amounts; and (ii) it has complied with all applicable Laws to legally effect such redemption; provided, however, that for this purpose commercially reasonable efforts shall not include, without limitation, any change in the Issuer’s or any successor’s, corporate form, jurisdiction of incorporation or organization or location of its principal executive or registered office. In the event that the Issuer elects to so redeem the Notes, it will deliver to the Trustee: (1) a certificate of an Authorized Officer of the Issuer stating that the Issuer is entitled to redeem the Notes pursuant to the indenture and setting forth a statement of facts showing that the condition or conditions precedent to the right of the Issuer to so redeem have occurred or been satisfied; and (2) an opinion of counsel to the effect that the Issuer has or will become obligated to pay Additional Amounts and that all governmental approvals necessary for the Issuer to effect the redemption have been obtained and are in full force and effect.

ix. MANDATORY REDEMPTION. If, as of the Note Proceeds Account Release Date, (i) the Existing Project Finance Obligations are not repaid or purchased by the Issuer in full or (ii) all funds on deposit in the Note Proceeds Account are not released, then the Issuer shall instruct the Collateral Agent to disburse all funds then held on deposit in the Note Proceeds Account to the Trustee and redeem the maximum principal amount of Notes, together with accrued and unpaid interest, if any, thereon to, but excluding, the applicable redemption date (subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date) that may be redeemed with the funds then held on deposit in the Note Proceeds Account, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, together with accrued and unpaid interest, if any, thereon to, but excluding, the applicable redemption date.

x. OFFERS TO PURCHASE.

(a) A Holder may tender all or any portion of its Notes pursuant to an Offer to Purchase; provided that, to the extent any Holder tenders less than all of its Notes, any Note that is not tendered must be for a minimum denomination of $200,000; provided, further, that any portion of a Note tendered pursuant to an Offer to Purchase must be in a multiple of $1,000 principal amount.

(b) On the Offer Purchase Date, the purchase price specified in the written offer will become due and payable on each Note accepted for purchase pursuant to the Offer to Purchase, and interest on Notes purchased pursuant to such Offer to Purchase will cease to accrue on and after the Offer Purchase Date.

(c) If (i) the Issuer makes an Offer to Purchase for less than all of the outstanding Notes and (ii) Notes in an aggregate principal amount in excess of the purchase amount specified in the written offer are tendered and not withdrawn pursuant to the Offer to Purchase, then the Issuer will purchase Notes having an aggregate principal amount equal to the purchase amount specified on the written offer on a pro rata basis; provided that adjustments shall be made so that only Notes in multiples of $1,000 principal amount will be purchased.

(d) Any Offer to Purchase shall be made by the Issuer in compliance with Rule 14e-1 under the Exchange Act (to the extent applicable) and all other applicable Laws, and the procedures set forth in the Indenture shall be deemed to be modified as necessary to permit such compliance. The Issuer and Guarantors shall additionally obtain all necessary consents and approvals from any Governmental Authority for any required remittance of funds outside of any jurisdiction in connection with any Offer to Purchase pursuant to the Indenture.

(e) Notwithstanding anything herein to the contrary, the Issuer shall not be required to make an Offer to Purchase pursuant to the terms of Section 3.09, 4.10(c), 4.15 or 4.19(b) of the Indenture if (i) a third party makes an offer to purchase Notes in the manner, at the times and otherwise in compliance with the requirements set forth in Section 3.09 of the Indenture applicable to an Offer to Purchase made by the Issuer and such third party purchases all Notes properly tendered and not withdrawn by the Holders thereof under such offer to purchase or (ii) if notice of redemption for all outstanding Notes has been given pursuant to Section 3.07 or 3.08 of the Indenture, unless and until there is a default in payment of the applicable redemption price.

xi. NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a redemption date, the Issuer will mail or cause to be mailed, by first class mail, postage prepaid, a notice of redemption to the Trustee and to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 12 thereof. Notes in denominations larger than $2,000 may be redeemed in part but only in amounts of $200,000 or whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

xii. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $200,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Neither the Issuer nor the Registrar will be required (i) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 of the Indenture and ending at the close of business on the day of selection; (ii) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or (iii) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

xiii. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

xiv. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes, the Note Guarantees and the other Financing Documents may be amended or supplemented with the consent of the Holders (or in the case of the Collateral Agent, if applicable, at the direction of the Trustee acting on such Holders’ consent) of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 of the Indenture, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Without the consent of any Holder of a Note, the Indenture, the Notes, the Note Guarantees and the other Financing Documents may be amended or supplemented to cure any ambiguity, defect or inconsistency in a manner that does not materially and adversely affect the rights of any Holder, to evidence and provide for the acceptance of an appointment of a successor Trustee, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for any Note Guarantee, to secure the Notes or to confirm and evidence the release, termination or discharge of any Note Guarantee of or Lien on Collateral Securing the Notes when such release, termination or discharge is permitted by the Indenture, to given effect to any Permitted Reorganization or Existing Project Finance Loan Purchase to the extent permitted by the Indenture, or to make any other change that does not materially and adversely affect the rights under the Indenture of any Holder or to conform the text of the Indenture to any provision of the “Description of Notes” section of the Offering Circular.

xv. DEFAULTS AND REMEDIES. Events of Default are set forth in Section 6.01 of the Indenture. In the case of an Event of Default specified in clause (v) or (vi) of Section 6.01 of the Indenture, with respect to the Issuer or the Guarantor, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.

If any Event of Default occurs and is continuing and is known to a responsible officer of the Trustee, the Trustee will send notice of the Event of Default to each Holder within 90 days after it occurs, unless the Event of Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors of the Trustee in good faith determine that withholding the notice is in the interest of the Holders.

Except as otherwise provided in this Indenture, the Majority Holders by written notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an Offer to Purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. The Majority Holders by written notice to the Issuer and to the Trustee may, on behalf of all of the Holders, rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived; and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

The Issuer is required to deliver to the Trustee within 120 days after the end of each fiscal year commencing with the fiscal year ending December 31, 2011, an Officers’ Certificate regarding compliance with the Indenture, and the Issuer is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee an Officers’ Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

xvi. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee. However, in the event that the Trustee or the Collateral Agent acquires any conflicting interest it must eliminate such conflict within 90 days or resign.

xvii. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Issuer or either the Guarantor, as such, will not have any liability for any obligations of the Issuer or either Guarantor under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the U.S. Securities and Exchange Commission that such a waiver is against public policy.

xviii. AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

xix. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

xx. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

xxi. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE, AND THE NOTE GUARANTEE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and/or any of the other Financing Documents. Requests may be made to:

Deutsche Bank Trust Company Americas

Trust & Securities Services

60 Wall Street, MS NYC 60-2710

New York, NY 10005

Attention: Project Finance Deal Manager – QGOG Atlantic/Constellation

Telephone No.: 201-593-2966

Facsimile No.: 732-578-4636

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10(c), 4.15 or 4.19(b) of the Indenture, check the appropriate box below:

☐ Section 4.10(c)	☐ Section 4.15	☐ Section 4.19(b)

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10(c), 4.15 or Section 4.19(b) of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

QGOG Atlantic / Alaskan Rigs Ltd.

Av. Presidente Antônio Carlos, 51 -5º, 6º e 7º andares

Rio de Janeiro/RJ – CEP: 20020-010

Brazil

Attention: Guilherme Lima

Telephone No.: +55 21 3231-2500

Facsimile No.: +55 21 2262-3020

Deutsche Bank Trust Company Americas

Trust & Securities Services

60 Wall Street, MS NYC 60-2710

New York, NY 10005

Attention: Project Finance Deal Manager – QGOG Atlantic/Constellation

Telephone No.: 212-250-8452

Facsimile No.: 732-578-4636

Re: QGOG Atlantic / Alaskan Rigs Ltd. 5.25% Senior Secured Notes Due 2018

Reference is hereby made to the Indenture, dated as of July 27, 2011 (the “Indenture”), among QGOG Atlantic / Alaskan Rigs Ltd., as issuer (the “Company”), Star International Drilling Limited and Alaskan Star Ltd., as guarantors (the “Guarantors”), Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) and Deutsche Bank Trust Company Americas, as collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                             , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $          in such Note[s] or interests (the “Transfer”), to                                          (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the

Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) and the interest so transferred will be held immediately thereafter through Euroclear or Clearstream. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Issuer or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirement of the Securities Act.

(b) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(d) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

	(a)	☐ a beneficial interest in the:

		(i)	☐	144A Global Note, or

		(ii)	☐	Regulation S Global Note, or

		(iii)	☐	IAI Global Note; or

	(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

	(a)	☐ a beneficial interest in the:

		(i)	☐	144A Global Note, or

		(ii)	☐	Regulation S Global Note, or

		(iii)	☐	IAI Global Note; or

		(iv)	☐	Unrestricted Global Note; or

	(b)	☐ a Restricted Definitive Note; or

	(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

QGOG Atlantic / Alaskan Rigs Ltd.

Av. Presidente Antônio Carlos, 51 -5º, 6º e 7º andares

Rio de Janeiro/RJ – CEP: 20020-010

Brazil

Attention: Guilherme Lima

Telephone No.: +55 21 3231-2500

Facsimile No.: +55 21 2262-3020

Deutsche Bank Trust Company Americas

Trust & Securities Services

60 Wall Street, MS NYC 60-2710

New York, NY 10005

Attention: Project Finance Deal Manager – QGOG Atlantic/Constellation

Telephone No.: 212-250-8452

Facsimile No.: 732-578-4636

Re: QGOG Atlantic / Alaskan Rigs Ltd. 5.25% Senior Secured Notes Due 2018

Reference is hereby made to the Indenture, dated as of July 27, 2011 (the “Indenture”), among QGOG Atlantic / Alaskan Rigs Ltd., as issuer (the “Company”), Star International Drilling Limited and Alaskan Star Ltd., as guarantors (the “Guarantors”), Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) and Deutsche Bank Trust Company Americas, as collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                             , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $          in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the

Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

QGOG Atlantic / Alaskan Rigs Ltd.

Av. Presidente Antônio Carlos, 51 -5º, 6º e 7º andares

Rio de Janeiro/RJ – CEP: 20020-010

Brazil

Attention: Guilherme Lima

Telephone No.: +55 21 3231-2500

Facsimile No.: +55 21 2262-3020

Deutsche Bank Trust Company Americas

Trust & Securities Services

60 Wall Street, MS NYC 60-2710

New York, NY 10005

Attention: Project Finance Deal Manager – QGOG Atlantic/Constellation

Telephone No.: 212-250-8452

Facsimile No.: 732-578-4636

Re: QGOG Atlantic / Alaskan Rigs Ltd. 5.25% Senior Secured Notes Due 2018

Reference is hereby made to the Indenture, dated as of July 27, 2011 (the “Indenture”), among QGOG Atlantic / Alaskan Rigs Ltd., as issuer (the “Company”), Star International Drilling Limited and Alaskan Star Ltd., as guarantors (the “Guarantors”), Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) and Deutsche Bank Trust Company Americas, as collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $          aggregate principal amount of:

(a) ☐ a beneficial interest in a Global Note, or

(b) ☐ a Definitive Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E)

D-1

pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

D-2

EXHIBIT E

FORM OF NOTATION OF GUARANTEE

For value received, the Guarantors (which term includes any successor Person under the Indenture) has unconditionally guaranteed to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, and to the Trustee, Collateral Agent and their respective successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of July 27, 2011 (the “Indenture”), among QGOG Atlantic / Alaskan Rigs Ltd., as issuer (the “Company”), Star International Drilling Limited and Alaskan Star Ltd., as guarantors (the “Guarantors”), Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) and Deutsche Bank Trust Company Americas, as collateral agent, (a) the due and punctual payment of the principal of, premium, if any, and interest on, the Notes, whether at Stated Maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, any Additional Amounts required to be paid in connection with certain taxes, and the due and punctual performance of all other Obligations of the Issuer to the Holders, the Trustee or the Collateral Agent under the Notes or the Indenture, all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

The obligations of the Guarantor to the Holders of Notes, the Trustee, the Collateral Agent and their respective successors and assigns pursuant to the Note Guarantees and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantees.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

The foregoing provisions are intended as an inducement to the Lenders under the Credit Agreement to extend credit to the Borrower and such Lenders are intended third party beneficiaries of such provisions.

[NAME OF GUARANTOR(S)]

By:
Name:
Title:

E-1